    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001

                                                      REGISTRATION NO. 333-53166



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM SB-2/A
                                AMENDMENT NO. 1


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               MEDIAX CORPORATION
                 (Name of small business issuer in its charter)

         Nevada                         7374              84-1107138
(State or jurisdiction of        (Primary Standard          (I.R.S.
     incorporation or                Industrial            Employer
      organization)             Classification Code     Identification
                                      Number)                No.)


  3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 (310) 815-8002
         (Address and telephone number of principal executive offices)

    3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 (310) 815-8002
        (Address of principal place of business or intended principal place of business)

    Nancy Poertner, 3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016
        Telephone (310) 815-8002, Facsimile (310) 815-8096 (Name, address and telephone number of agent for service)

    Copy to: Richard O. Weed, Weed & Co. L.P. 4695 MacArthur Court, Suite 1450 Newport Beach, CA 92660 Telephone (949) 475-9086 Facsimile (949) 475-9087

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED         PROPOSED
                 TITLE OF EACH                                 MAXIMUM           MAXIMUM          AMOUNT OF
              CLASS OF SECURITIES             AMOUNT TO        OFFERING         AGGREGATE        REGISTRATION
               TO BE REGISTERED             BE REGISTERED    PRICE PER UNIT   OFFERING PRICE         FEE
       --------------------------------    ---------------   --------------   --------------     ------------
       $.0001 par value common stock (1)      1,059,322         $   .21 (2)       $222,458         $  55.61
                                              ---------         --------          --------         --------
       $.0001 par value common stock
       underlying Warrants (3)                1,059,322         $   .472          $500,000         $ 125.00
                                              ---------         --------          --------         --------
       Total                                  2,118,644                           $722,458         $ 180.61
                                              ---------         --------          --------         --------

----------

(1) 1,059,322 shares of common stock are issuable upon conversion of 1,059,322 shares of Series A Convertible Preferred Stock issued to CTI II Limited pursuant to a Securities Purchase Agreement dated December 6, 2000. Subject to certain adjustments, the Series A may be converted any time after December 6, 2000.

(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low reported prices of the registrant's common stock on January 2, 2001.

(3) 1,059,322 shares of common stock are issuable upon the exercise of a warrant issued to CTI II Limited under the Securities Purchase Agreement dated December 6, 2000. The exercise price of these warrants is $.472. These warrants may be exercised until the earlier of (i) December 6, 2005 or (ii) generally, 30 days immediately following the period of time during which the bid price of MediaX's common stock for twenty (20) consecutive days is above $5.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The Registrant may amend this registration statement. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                        1,059,322 Shares of Common Stock

              1,059,322 Shares of Common Stock Underlying Warrants

                               MEDIAX CORPORATION

This prospectus relates to the public offering, which is not being underwritten, of 1,059,322 shares of common stock, par value $.0001 per share of MediaX Corporation, a Nevada corporation. 1,059,322 additional shares offered are shares underlying warrants exercisable at $.472 per share. The selling stockholders may offer their shares of common stock through public or private transactions, on or off the NASDAQ OTC:BB, at prevailing market prices, or at privately negotiated prices. MediaX will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. However, MediaX will receive the selling price of common stock sold to CTI II Limited upon the exercise for cash of the stock purchase warrants issued to CTI. CTI and other stockholders who may offer and sell shares of our common stock under this prospectus are "selling stockholders."


MediaX's common stock is traded on NASDAQ OTC:BB, the under symbol "MXMX." On February 6, 2001, the last reported sale price for the common stock was $.16 per share. MediaX will pay the costs of registering the shares under this prospectus, including legal fees.

A concurrent offering on a Form SB-2 Registration Statement covering 2,826,584 shares of MediaX common stock and 100,000 shares of MediaX common stock underlying warrants was declared effective by the Securities and Exchange Commission on November 15, 2000. At the date of this prospectus, MediaX was still distributing under this offering.


You Should Carefully Consider The Risk Factors Beginning On Page 5 Of This Prospectus Before Purchasing Any Of The Common Stock Offered By This Prospectus.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of These Securities, Or Determined If This Prospectus Is Truthful Or Complete. Any Representation To The Contrary Is A Criminal Offense.

MediaX May Amend This Registration Statement. A Registration Statement Relating To These Securities Has Been Filed With The Securities And Exchange Commission. MediaX May Not Sell These Securities Until The Registration Statement Filed With The Securities And Exchange Commission Is Effective. This Prospectus Is Not An Offer To Sell These Securities And Is Not Soliciting An Offer To Buy These Securities In Any State Where An Offer Or Sale Is Not Permitted.


                The date of this prospectus is February 6, 2001.

                                Table of Contents


Prospectus Summary ..........................................................3
Risk Factors.................................................................3
Available Information........................................................9
Use of Proceeds..............................................................9
Determination of Offering Price..............................................9
Dilution.....................................................................9
Selling Security Holders.....................................................9
Plan of Distribution........................................................11
Legal Proceedings...........................................................14
Directors, Executive Officers, Promoters and Control Persons................14
Security Ownership of Certain Beneficial Owners and Management..............15
Description of Securities...................................................17
Interest of Named Experts and Counsel.......................................18
Disclosure on Commission Position on Indemnification for
  Securities Act Liabilities................................................18
Organization Within Last Five Years.........................................18
MediaX Corporation..........................................................19
Management's Discussion and Analysis or Plan of Operation...................22
Description of Property.....................................................26
Certain Relationships and Related Transactions..............................26
Market for Common Equity and Related Stockholder Matters....................26
Executive Compensation......................................................27
Financial Statements.......................................................F-1
Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure.....................................F-38


Until ____, 2001 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

MEDIAX CORPORATION

MediaX Corporation, a Nevada corporation, operates primarily in e-commerce, multimedia services and product development. MediaX has obtained rights to intellectual properties, and produces and publishes multimedia software and content mainly for the Internet and for satellite broadcasting channels. As a principal part of its business, MediaX designs and hosts high-value celebrity web sites such as rodstewartlive.com and NSYNC.com and others. In February 1999, MediaX initiated amuZnet.com, an e-commerce site offering more than 300,000 entertainment titles on CDS, DVDs and videos by major record labels and studios and over 4,000 independent music labels for purchase on-line. MediaX purposely directs the high-traffic generated by the celebrity web sites through amuZnet.com with a simple link. This site is constantly updated and developed into a "destination site" serving increasing revenue streams through its e-commerce and third party advertising model.

In the future, MediaX plans to provide the same services on an interactive satellite channel, which will be launched in late 2000. Contracts are signed with EchoStar, one of the largest satellite providers, to implement this model for interactive satellite distribution.

MediaX is located at 3455 La Cienega Boulevard, Building C, Los Angeles, California 90016 and its telephone number is (310) 815-8002.

THE OFFERING

This prospectus covers 1,059,322 shares of common stock and 1,059,322 shares of common stock underlying warrants to be sold by the selling stockholders identified in this prospectus.


MediaX and CTI II Limited signed a Securities Purchase Agreement dated December 6, 2000, for the purchase of 1,059,322 shares of MediaX Series A Convertible Preferred Stock, convertible into an equal amount of MediaX common stock. CTI paid $500,000 for this stock or $.472 a share. In connection with the purchase agreement, MediaX issued to CTI a warrant to purchase 1,059,322 shares of common stock at an exercise price of $.472. Terms of these agreements require MediaX to file a registration statement with the SEC covering these securities and to use its best efforts to cause the registration statement to become effective within sixty days from the execution of the agreement. If the registration statement does not become effective within sixty days, MediaX may have to repurchase these securities in accordance with the terms as set out in the agreement. The common stock issuable to CTI upon conversion of the Series A Convertible Preferred Stock and upon exercise of the warrant is included in this prospectus.


Additional material terms of the purchase agreement are described in detail beginning on page 12 of this prospectus.

RISK FACTORS

Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could adversely effect MediaX's business, financial condition or results of operations. In such case, the trading price of MediaX's common stock could decline and you may lose all or part of your investment.

MediaX Has A Limited Operating History, Has Experienced Losses, And Expects Future Losses Which

May Affect Future Profits.

MediaX was formed in 1996, and began selling software products in 1997 and music related products through e-commerce in February 1999. Accordingly, MediaX has only a limited operating history on which to base an evaluation of its business and prospects. MediaX's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as e-commerce. Such risks include, but are not limited to, possible inability to respond promptly to changes in a rapidly evolving and unpredictable business environment and the risk of inability to manage growth. To address these risks, MediaX must, among other things, expand its customer base, successfully implement its new business and marketing strategies, continue to develop and upgrade its web site and transaction-processing systems, provide superior customer service, respond to competitive developments, and attract and retain qualified personnel. If MediaX is not successful in addressing such risks, it will be materially adversely affected.


Since Inception, MediaX Has Incurred Significant Losses, And For The Year Ended December 31, 1999 Had Accumulated Losses Of Approximately $13 Million Which May Negatively Affect MediaX's Ability To Achieve And Sustain Profitability.


For the year ended December 31, 1999, MediaX's net loss was $7,244,707. MediaX intends to invest heavily in marketing and promotion, technology, and development of its administrative organization. As a result, MediaX believes that it may incur substantial operating losses for the foreseeable future, and that the rate at which such losses may be incurred may increase significantly from current levels. Because MediaX has few sales and small product gross margins, achieving profitability given planned investment levels depends upon MediaX's ability to generate and sustain substantially increased revenue levels. There can be no assurance that MediaX will be able to generate sufficient revenues to achieve or sustain profitability in the future.

MediaX May Require Additional Capital In The Future Which May Not Be Available; Failure To Raise Additional Capital May Negatively Impact MediaX's Operations.

At December 31, 1999, MediaX had a positive working capital of $1,087,082 as compared to negative working capital of $1,773,728 at December 31, 1998. MediaX's success and ongoing financial viability is contingent upon the success of its new business model, and the generation of related cash flows. There is no assurance that such contingencies will be met in the future to meet the capital needs of MediaX. Should there be any significant delays in the release of new products, or lack of acceptance in the marketplace for such products if released, or if MediaX's working capital needs otherwise exceed its resources, the adverse consequences would be severe. The generation of MediaX's current growth and the expansion of the MediaX's current business involve significant financial risk and require significant capital investment.

Further, MediaX anticipates that its available cash resources combined with its Securities Purchase Agreement with CTI, and the maximum stock purchase amount in its agreements with other investors will be sufficient to meet its anticipated working capital and capital expenditure requirements for the next twelve months. However, a decline in the trading volume or price of its common stock may reduce the purchase price of MediaX common stock, as set forth under the agreements, and therefore, money available to MediaX.

MediaX's Procurement Of Additional Financing, If Available, May Dilute The Ownership Interests of Investors.

MediaX has traditionally raised additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock dilutes existing stockholders. Further, in its transaction with CTI, MediaX issued securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience dilution. Further procurement of additional financing through the issuance of equity, equity-related or convertible debt securities or preferred stock may further dilute existing stock. Further, the perceived risk of dilution may cause selling shareholders, as well as other holders, to sell their shares, which would contribute to downward movement in the price of your shares.

MediaX May Be Unable To Continue To Operate As A Going Concern.

Because MediaX has experienced recurring net losses and has limited liquid resources, MediaX's auditors in their December 31, 1999 report of MediaX's financial statements expressed doubt about MediaX's ability to continue as a going concern. Management's intent is to increase MediaX's sales and to continue searching for additional sources of capital. In the interim, MediaX will continue operating with minimal overhead and administrative functions will be provided by key employees and consultants, some of whom are compensated primarily in the form of MediaX's common stock. MediaX may need to utilize its common stock to fund some of its operations through fiscal 2001. The financial statements included herein have been presented under the assumption that MediaX will continue as a going concern.

MediaX's Operations Are Dependent On Continued Growth Of Online Commerce.

MediaX's long-term viability is substantially dependent upon the widespread consumer acceptance and use of the Internet as a medium of commerce. Use of the Internet as a means of effecting retail transactions and as an advertising media is at an early stage of development, and demand and market acceptance for recently introduced services and products over the Internet is very uncertain. MediaX cannot predict the extent to which consumers will be willing to shift their purchasing habits from traditional retailers to online retailers. The Internet may not become a viable commercial marketplace. In addition, the Internet's viability as a commercial marketplace could be adversely affected by delays in the development of services or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect usage of the Internet generally and MediaX in particular. Moreover, adverse publicity and consumer concern about the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of commerce on the Internet. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support growth that may occur, MediaX would be materially adversely affected.

The Multi-Media And Internet Markets Are Highly Competitive And MediaX May Not Be Able To Compete Successfully Against Increased Competition In This Area.

MediaX is a minor participant among companies which engage in multimedia and Internet content development. Many of these companies have significantly greater capitalization and experience in this industry. The online commerce market is new, rapidly evolving and intensely competitive, and MediaX expects that competition will further intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the broader retail music industry is intensely competitive. MediaX currently competes with a variety of companies, including other established online vendors and traditional retailers of entertainment, music and multimedia products. Many of these traditional retailers also support dedicated Web sites which compete directly with MediaX.

There can be no assurance that MediaX will be able to compete successfully against current and future competitors. New technologies and the expansion of existing technologies may increase the competitive pressures of MediaX.

Mediax Is Substantially Dependent On Key Personnel And May Not Be Able To Hire And Retain Sufficient Technical And Support Personnel That It Requires To Succeed.

MediaX's success is substantially dependent on the ability and experience of its senior management and other key personnel, particularly Nancy Poertner, President, Matthew MacLaurin, Vice President, and Rainer Poertner, Chairman of the Board. Moreover, to accommodate its anticipated growth, MediaX may need to expand its employee base. Competition for personnel, particularly persons having software development and other technical expertise, is intense, and there can be no assurance that MediaX will retain existing personnel or hire additional, qualified personnel. The inability of MediaX to retain and attract the necessary personnel or the loss of services of any of its key personnel could have a material adverse effect on MediaX.

Mediax Increasingly Relies On Strategic Alliances And Online And Traditional Advertising To Attract Users To Its Web Site, And Therefore, Maintain Profitability.


MediaX has entered into strategic alliances with AOL, Yahoo!, Microsoft and RealNetworks. MediaX's ability to generate increased revenues largely will depend on increased traffic, advertising and purchases through these alliances. There can be no assurance that MediaX's strategic alliances will generate a substantial number of new customers or net sales or that MediaX's infrastructure will be sufficient to handle the increased traffic and advertising that may result therefrom. Moreover, there can also be no assurance that MediaX will be able to successfully renew advertising programs or maintain its strategic alliances beyond their initial terms or that additional third-party alliances will be available to MediaX on acceptable commercial terms or at all. MediaX expects to promote its brand name through a campaign that includes online and radio advertising. The inability to maintain and further develop its advertising campaign or strategic alliances could have a material adverse effect on MediaX.


System Failures May Delay Or Suspend MediaX's Operations.

MediaX's business is dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. MediaX's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Any system interruptions, including any interruptions in MediaX's internet connections or internal systems problems, that result in the unavailability of MediaX's web site or reduced transaction processing performance would reduce the attractiveness of MediaX's product offerings and could, therefore, materially adversely affect MediaX. Substantially all of MediaX's computer and communications hardware is located at two leased facilities in Santa Cruz, CA.

MediaX's Online Commerce Business Is Subject To Security Risks; Failure To Adequately Provide For These Risks May Negatively Affect MediaX's Operations.

A significant barrier to online commerce is concern regarding the security of transmission of confidential information. MediaX relies on outside third parties to facilitate the secure transmission of confidential information, such as customer credit card numbers. Nevertheless, MediaX's infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent MediaX's security measures could misappropriate proprietary information or cause interruptions in MediaX's operations. To the extent that activities of MediaX or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, such security breaches could expose MediaX to a risk of loss or litigation and possible liability.

Therefore, MediaX may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. There can be no assurance that MediaX's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on MediaX.

MediaX's Common Stock Price Is Highly Volatile And May Adversely Affect The Market Price Of Such Stock.

The market price of the common stock has been, and is likely to remain, highly volatile as is frequently the case with unseasoned public companies and Internet companies in particular. Quarterly operating losses of MediaX, deviations in losses of operations from estimates of securities analysts, changes in general conditions in the economy, in Internet commerce and in the music retailing industry, or other developments affecting MediaX or its competitors could cause the market price of the common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations that occur following completion of this offering may adversely affect the market price of the common stock.

MediaX Is Subject To Government Regulation And Legal Uncertainties Which May Adversely Affect Its Operations.

MediaX is subject, both directly and indirectly, to various laws and regulations relating to its business, although there are few laws or regulations directly applicable to access to the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Such laws and regulations may cover issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The enactment of any additional laws or regulations may impede the growth of the Internet which could, in turn, decrease the demand for MediaX's products and services and increase MediaX's cost of doing business, or otherwise have an adverse effect on MediaX.

The applicability to the Internet of existing laws in various jurisdictions is uncertain and could expose MediaX to substantial liability. The laws of certain foreign countries provide the owner of copyrighted products with the exclusive right to expose, through sound and video samples, copyrighted items for sale to the public and the right to distribute such products. Any new legislation or regulation, or the application of existing laws and regulations to the Internet could have a material adverse effect on MediaX.

MediaX believes that its use of third party material on its Web sites is permitted under current provisions of copyright law. However, legal rights to certain aspects of Internet content and commerce are not clearly settled and MediaX's ability to rely upon one or more exemptions or defenses under copyright law is uncertain. There can be no assurance that MediaX will be able to continue to provide rights to such information. The failure to be able to offer such information could have a material adverse effect on MediaX.

In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. If either of these petitions are granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet. Any such new legislation or regulation or application or interpretation of existing laws could have a material adverse effect on MediaX's business, results of operations and financial condition.

Further, in April 2000, the Children's Online Privacy Protection Act of 1998, 16 CFR Part 312 ("COPPA"), became effective. COPPA, which applies to commercial web sites and online services directed to or that knowingly collect information from children under 13, imposes liability for web sites who do not follow substantial safeguards and formalities in the collection of information. Although MediaX believes that COPPA does not directly apply to it and that the cost of compliance is minimal, any changes in the existing regulation or in MediaX's websites could result in substantial compliance costs and/or liability for MediaX.

MediaX May Face Possible Liability For Publishing Or Distributing Content Over The Internet.

Due to the fact that MediaX may be considered a publisher or distributor of both its own and third party content, there is a potential that claims will be made against MediaX for defamation, negligence, copyright or trademark infringement, invasion of privacy and publicity, unfair competition or other theories based on the nature and content of such material. Such claims have been brought, and sometimes successfully pressed, against online services in the past. For example, claims could be made against MediaX if material deemed inappropriate for viewing by young children could be accessed through MediaX web sites. Although MediaX carries general liability insurance, MediaX's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify MediaX for all liability that may be imposed. Any cost or imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on MediaX.

Since MediaX Relies Primarily On One Provider For Order Fulfillment Of Recorded Music Titles And Other Related Products, The Loss Of This Provider May Adversely Affect Operations.

MediaX has no fulfillment operation or facility of its own and, accordingly, is dependent upon maintaining its existing relationship or establishing a new fulfillment relationship with one of the few other fulfillment operations. There can be no assurance that MediaX will maintain its current relationship with its primary fulfillment vendor beyond the term of its existing agreement which expires on December 18, 2001 or that it will be able to find an alternative, comparable vendor capable of providing fulfillment services on terms satisfactory to MediaX should its relationship with its current fulfillment vendor terminate. An unanticipated termination of MediaX's relationship with its current fulfillment vendor could materially adversely affect MediaX's results of operations.

MediaX's Common Stock Is Traded On A Limited Public Market, Which May Impact Stockholders' Ability To Liquidate Their Investments.

MediaX's common stock is traded on the Nasdaq OTC Bulletin Board which tends to be comprised of small businesses of regional interest with limited trading activity. Although MediaX intends to submit an application to list the common stock on Nasdaq's National Market System or Small Cap System as soon as it meets the listing qualifications, there can be no assurance that MediaX's securities will qualify for listing on Nasdaq's National Market System or Small Cap System or on any other exchange.

Mediax Has Never Declared Or Paid Any Dividends On The Common Stock And Does Not Anticipate Paying Any Cash Dividends On The Common Stock In The Foreseeable Future.

Available Information

MediaX files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document MediaX files with the Commission at the Commission's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. MediaX's Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

MediaX Corporation, Attention: Investor Relations, 3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 (310) 815-8002

This prospectus is part of a registration statement on Form SB-2 MediaX filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. MediaX has not authorized anyone to provide you with different information other than the information contained in this prospectus. MediaX is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this prospectus are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward looking statements. Such risks and uncertainties include, without limitation, MediaX's dependence on the timely development, introduction and customer acceptance of products, the impact of competition and downward pricing pressures, the ability of MediaX to generate revenues and raise any needed capital, the effect of changing economic conditions, and risks in technology development.

USE OF PROCEEDS

MediaX will not receive any of the proceeds from CTI's sale of the shares, obtained under the Securities Purchase Agreement. However, MediaX will receive the sale price of common stock sold under such agreements described in this prospectus and upon the exercise of the warrants held by CTI if it pays the exercise price in cash. MediaX expects to use the proceeds of any such sales for general working capital purposes.

DETERMINATION OF OFFERING PRICE

Not applicable.

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

CTI II Limited

CTI II Limited, a corporation organized and existing under the laws of Bermuda ("CTI"), is an affiliate of Creative Technology Ltd. (NMS "CREAF") the maker of computer sound cards. CTI is located at 31 International Business Park, Creative Resource, Singapore 609921. CTI's board of directors makes its investment decisions. Other than its ability to convert Series A Preferred Stock into common stock of MediaX on a one for one basis under the Securities Purchase Agreement, CTI has no other commitments or arrangements to purchase or sell any of MediaX's securities. There were no business relationships between CTI and MediaX prior to the Securities Purchase Agreement and related documents. A discussion of the material terms of the agreement with CTI is included below and copies of the complete agreements are attached as exhibits to this registration statement.


MediaX and CTI signed a Securities Purchase Agreement dated December 6, 2000, for the purchase of 1,059,322 shares of Series A Convertible Preferred Stock of MediaX. CTI paid $500,000 for the purchase of these shares or $.472 per share. In connection with the purchase agreement, the parties entered a registration rights agreement and MediaX issued to CTI a warrant to purchase 1,059,322 shares of common stock at an exercise price of $.472 per share. As set forth in this agreement and in the Certificate of Designation of the Rights and Preferences of the Preferred Stock, attached as Exhibit 3.1 to this registration statement, each share of the Series A is convertible into shares of common stock of MediaX on a one for one basis, subject to certain adjustments.


In connection with the purchase agreement, MediaX issued to CTI a warrant to purchase 1,059,322 shares of common stock at an exercise price of $.472. These warrants expire December 6, 2005 or 30 days immediately following the period of time during which the bid price of MediaX's common stock is above $5.00 per share.

Pursuant to the purchase agreement, MediaX entered into a registration rights agreement with CTI, in which MediaX agreed to file a registration statement covering 1,059,322 shares of common stock issuable upon conversion of the Series A Preferred Stock and 1,059,322 shares of common stock issuable upon exercise of the warrant. This agreement requires that MediaX use its best efforts to cause the registration statement to become effective within sixty days from the execution of the agreement. If the registration statement does not become effective within this sixty days, MediaX may have to repurchase these securities at a price per share equal to the higher of (i) the average closing price for MediaX common stock as listed on the OTC Bulletin Board for ten consecutive trading dates immediately preceding the expiration of the registration period or
(ii) the original purchase price of the stock. The 2,118,644 shares of common stock are included in this prospectus.

The table below sets forth the information about the selling security holders, including their name, address, any position, office, or other material relationship which the selling security holder has had within the past three years with MediaX or any of its predecessors or affiliates, the amount of securities of the class owned before this offering, the amount to be offered, the amount and percentage of the class of securities to be owned by such security holder after the offering is complete.

                        (1)                     (2)                 (3)               (4)                  (5)

                                                                AMOUNT AND                             AMOUNT AND
                                                                NATURE OF                              PERCENTAGE TO BE
                                         NAME AND ADDRESS OF    BENEFICIAL           PERCENT           OWNED AFTER THE
                  TITLE OF CLASS         BENEFICIAL OWNER       OWNER                OF CLASS          OFFERING (3)
                ----------------------   -------------------    ------------         --------          ----------------
                $.001 par value common   CTI II Limited           1,059,322             12%                       0
                stock                    c/o Creative             direct (1)
                                         Technology Limited
                                         31 International
                                         Business Park
                                         Creative Resource
                                         Singapore 609921

                $.001 par value common   CTI II Limited           1,059,322             12%                       0
                stock underlying         c/o Creative             direct (2)
                warrants                 Technology Limited
                                         31 International
                                         Business Park
                                         Creative Resource
                                         Singapore 609921

                Total                                             2,118,644             24%                       0

(1) Upon conversion of the Series A Convertible Preferred Stock.


(2) Upon exercise of the warrants at $.472 per share.


(3) Assuming all shares covered by this prospectus are sold.

PLAN OF DISTRIBUTION

General

CTI is offering the common shares for its account, and not for MediaX's account. MediaX will not receive any proceeds from the sale of common shares by CTI. CTI may be offering for sale up to 2,118,644 common shares acquired by it pursuant to the terms of the purchase agreement and the warrants MediaX issued to it in connection with the transaction.

To permit CTI to resell the common shares issued to it under the purchase agreement, MediaX agreed to register those shares and to maintain that registration. To that end, MediaX agreed with CTI that MediaX will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, in order to keep it effective until the earliest of any of the following dates:

        - none of the securities covered by the registration statement are or may become issued or outstanding;

        - all of the securities have been sold pursuant to such registration statement;

        - all securities have been transferred to persons who may trade such securities without restriction under the Securities Act and the company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Shares of common stock offered through this prospectus may be sold from time to time by CTI or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of MediaX in making decisions with respect to the form, timing, manner and size of each sale. MediaX is not aware of any existing arrangement between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which may be sold by selling stockholders through this prospectus.

        The common shares may be sold in one or more of the following manners:

        - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker or dealer for its account under this prospectus; or

        - ordinary brokerage transactions and transactions in which the broker solicits purchases.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

Broker-dealers may agree with the selling stockholders to sell a specified number of common shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold common shares at price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Such brokers or dealers and any other participating brokers or dealers may be deemed to be underwriters in connection with such sales.

MediaX will not receive any of the proceeds from the sale of these common shares, although MediaX has paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and must reimburse CTI $35,000 for their legal and administrative costs.

Selling stockholders are subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, in connection with the transactions in the common shares, selling stockholders and MediaX will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

The selling stockholders will pay all commissions and certain other expenses associated with the sale of the common shares.

Limited Grant Of Registration Rights

MediaX granted registration rights to CTI to enable it to sell the common stock acquired under the securities purchase agreement. In connection with any such registration, MediaX will have no obligation -

        - to assist or cooperate with CTI in the offering or disposition of such shares;

        - to indemnify or hold harmless the holders of any such shares (other than CTI) or any underwriter designated by such holders;

        - to obtain a commitment from an underwriter relative to the sale of any such shares; or

        -       to include such shares within any underwritten offering it does.

MediaX will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

MediaX will use its best efforts to file, during any period during which it is required to do so under its registration rights agreement with CTI, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

        -       the name of any broker-dealers;

        -       the number of common shares involved;

        -       the price at which the common shares are to be sold;

        - the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

        - that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

        -       any other facts material to the transaction.

LEGAL PROCEEDINGS


Valley Media, Inc. commenced an arbitration proceeding against MediaX for breach of contract in relation to an order fulfillment contract and related license agreement. MediaX participated in the arbitration while reserving the right to challenge the scope of the arbitrator's authority and the arbitration provision in the written agreement. On March 6, 2000, MediaX was ordered to pay an arbitration award of $170,000 plus costs of approximately $13,000 to Valley. On May 31, 2000, MediaX filed a Notice of Appeal with the California Court of Appeal, First Appellate District. In August 2000, the parties entered into a settlement agreement, the terms of which provide for full satisfaction of the arbitration award in exchange for MediaX's abandonment of its appeal and payment to Valley of the amount of $150,000 in installments until August 1, 2001.


There are no other legal proceedings in which MediaX is involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of MediaX, their ages, positions held in MediaX, and duration as such, are as follows:

        NAME                   AGE       POSITION HELD AND TENURE
  -------------------          ---       ----------------------------------
  Nancy Poertner               44        President, Secretary and
                                         Director since February 23, 1996

  Rainer Poertner              52        Director since February 23, 1996

  Matthew MacLaurin            33        Director, Executive V.P.
                                         since June 27, 1996

  Jacqueline Cabellon          38        Controller since November 16, 1998

Business Experience

The following is a brief account of the education and business experience during at least the past five years of MediaX's directors, executive officers, and key employees, indicating the principal occupation and employment during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Nancy Poertner, President, Secretary And Director. Ms. Poertner has been involved in the entertainment industry since 1979. From 1981 to December 1995, she was Vice President for a major artist management company based in Los Angeles, where she was responsible for all aspects of artist management domestic and international touring, marketing, promotion and album recordings. In addition, from 1991 to December 1995, she led the international department of a major record label distributed through MCA, resulting in sales generating five international gold records, five top fifteen singles and two number one positions. Several of the entertainers she has worked with include Matthew Broderick, Rod Stewart, Toni Braxton, Suzanne Hoffs of the Bangles and recording artist Morrissey. As a result of her years in the business, Ms. Poertner has extensive personal relationships throughout the domestic and international film and recording industries. Ms. Poertner was educated overseas, graduated with a Bachelor of Arts in Education and taught in Afghanistan and Turkey through the Peace Corps.

Rainer Poertner, Director. Mr. Poertner has served as a Director of MediaX since February 23, 1996. Mr. Poertner has a twelve-year track record of bringing new and innovative computer hardware and software technology to the international market place. He served as President and a Director of Syncronys Softcorp since May 8, 1995, and as Chief Executive Officer since July 1, 1995. He left the company to fully concentrate on MediaX in July 1998. He co-founded Seamless Software Corporation and served as Director and as President of Seamless from its inception in May 1993 until its merger with Syncronys Softcorp on May 8, 1995. After having held several positions in the European and U.S. entertainment industries, he founded Hybrid Arts, Inc., in 1986 by arranging $3 million of venture financing for ADAP - the first Direct-to-Disk Digital Recording System. After arranging Hybrid Art's sale in 1991, Mr. Poertner became a consultant for Hydra Systems, Inc., which developed and marketed ANDOR - a fully functional Macintosh CPU on a PC peripheral card. Hydra Systems subsequently sold the technology and the inherent rights to a company in Seoul, South Korea in 1992. Mr. Poertner received degrees in economics from the University of Frankfurt in 1975 and the Klinger Business School in 1973.

Rainer Poertner and Nancy Poertner are husband and wife.

Matthew MacLaurin, Executive Vice President. Mr. MacLaurin's experience stretches back to the early days of personal computers when, 17 years ago, he developed games for the Commodore Pet 2001. Later, Mr. MacLaurin joined Sapiens Software to create tools for artificial intelligence engineering on the IBM PC XT platform. He was the key engineer for the development and implementation of Common Lisp, a computer language for the 640K DOS platform. At Apple Computer he secured funding for, designed and led the development of the patented GATE system, a leading-edge artificial intelligence testing system. In Apples Advanced Product Group, he led the development of a revolutionary pen-based computer called Bauhaus, which incorporated handwriting recognition and an advanced artificial intelligence memory system. In 1994, Mr. MacLaurin joined forces with Gaben Chancellor to found the original MediaX, Inc.

Jacqueline Cabellon, CPA. Ms. Cabellon has been controller of MediaX since November 16, 1998. Prior to that, Ms. Cabellon practiced as a certified public accountant assisting companies with consulting and accounting projects since January 1993. Prior to that time, she was an accountant with local accounting firms since December 1986.

Compliance With Section 16(a) Of The Exchange Act

No persons who were either a Director, Officer or beneficial owner of more than 10% of MediaX's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of December 31, 2000 the stock ownership of each person known by MediaX to be the beneficial owner of five percent or more of MediaX's common stock, each officer and director individually, and all officers and directors as a group. Each person has sole voting and investment power over the shares except as noted.


                            NAME AND ADDRESS OF       AMOUNT AND NATURE OF           PERCENT
 TITLE OF CLASS              BENEFICIAL OWNER           BENEFICIAL OWNER             OF CLASS
----------------          -------------------------   --------------------           --------
$.0001 par value          Nancy Poertner                1,359,375(1)(2)               15.64%
common stock              3455 La Cienega Boulevard,
                          Building C
                          Los Angeles, CA 90016

$.0001 par value          Rainer Poertner               1,359,375(1)(2)               15.64%
common stock              3455 La Cienega Boulevard,
                          Building C
                          Los Angeles, CA 90016

$.0001 par value          Assisi Limited Partnership    1,359,375 (1)(2)              15.64%
common stock              10866 Wilshire Blvd., 15th
                          Floor
                          Los Angeles, CA 90024

$.0001 par value          Matthew MacLaurin             645,625 (3)                   7.29%
common stock              3455 La Cienega Boulevard,
                          Building C
                          Los Angeles, CA 90016

$.0001 par value          All directors and officers    2,005,000 (1)(2)(3)           23.06%
common stock

$.0001 par value          Liviakis Financial            888,800 (4)                   10.22%
common stock              Communications, Inc.
                          495 Miller Ave., Third Floor
                          Mill Valley, CA 94941

$.0001 par value          Apple Investors LLC           996,634 (5)                   11.46%
common stock              1 World Trade Center,
                          Suite 4563
                          New York, N.Y. 10048

$.001 par value common    AMRO International,           731,102                       8.4%
stock                     S.A.
                          c/o UltraFinanz AG
                          Grossmuensterplatz 6
                          Zurich CH-8022
                          Switzerland

$.0001 par value common   CTI II Limited                2,118,644 (6)                24.37%
stock                     c/o Creative Technology
                          Limited
                          31 International Business
                          Park
                          Creative Resource
                          Singapore 609921

----------

(1) Assisi Limited Partnership is a Nevada Limited Partnership of which Nancy Poertner is a General Partner and owns a 100% interest. Amount of common shares owned is 809,375. Rainer Poertner may be deemed to be beneficial owner of the shares owned by Assisi Limited Partnership by virtue of his spousal relationship to Nancy Poertner. Mr. Poertner disclaims any beneficial interest in such shares.

(2) Amount beneficially owned by Mr. Poertner as reported and filed on Form 4s dated May 21, 1999 and February 2000. Includes options to purchase common shares totaling 550,000 granted to Mr. Rainer Poertner with exercise prices of $.98 and $1.12 exercisable immediately.

(3) Amount beneficially owned by Mr. MacLaurin as reported and filed on Form 4s dated July 27, 1999 and February 2000. Includes options to purchase common shares totaling 550,000 granted to Mr. MacLaurin with exercise prices of $.98 and $1.12 exercisable immediately.

(4) Amount beneficially owned by Liviakis Financial Communications, Inc. as reported and filed on Form Schedule 13G dated December 31, 1999.

(5) Amount beneficially owned by Apple Investors LLC as reported and filed on Form Schedule 13G dated August 24, 1999 plus 337,819 shares recently issued in satisfaction of $413,760 owed to Apple for principal and accrued interest on a Securities Purchase Agreement.

(6) Represents the amount of common stock that CTI would beneficially own upon conversion of all of the Series A Convertible Preferred Stock and Warrants that CTI owns.

MediaX knows of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of MediaX.

DESCRIPTION OF SECURITIES

Common Stock


Pursuant to MediaX's Certificate of Incorporation, the Board of Directors has the authority to issue up to 25,000,000 shares of common stock, $0.0001 par value per share, of which 8,844,339 shares are issued and outstanding. Each share of stock shall entitle the holder thereof to one vote. Dividends in cash, property or shares may be paid upon the common stock, as and when declared by the board of directors, except that no common stock dividend shall be paid for any year unless the holders of the preferred stock, if any, shall receive the maximum allowable preferred dividend for such year.


Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption. The rights of holders of common stock are subject to the rights of the holders of any preferred stock that MediaX designates or has designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

In the event of a liquidation of MediaX, after paying or adequately providing for all of its obligations, the remainder of the assets of MediaX shall be distributed, either in cash or in kind, first pro rata to the holders of the preferred stock, and then the remainder pro rata to the holders of common stock.

Preferred Stock

Pursuant to MediaX's Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, $0.0001 par value, in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualification, limitations or restrictions of the shares of such preferred stock may be issued from time to time in one or more series, including dividend rights, conversion rights, voting rights, terms of redemption or liquidation preferences, any or all of which may be greater than the rights of the common stock. The Board of Directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Dividends in cash, property or shares shall be paid upon the preferred stock for any year on a cumulative or noncumulative basis as determined by the resolution of the board of directors. Preferred stock could thus be issued very quickly with terms calculated to delay or prevent a change in control of MediaX or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price for common stock, and may adversely affect the voting and other rights of the holders of common stock.

On November 22, 2000, MediaX's Board of Directors designated 1,059,322 shares of preferred stock as Series A Convertible Preferred Stock, of which 1,059,322 shares are currently issued and outstanding. The Series A is senior to the common stock and all other shares of preferred stock that may be later authorized. Holders of the Series A are entitled to receive, in preference to any holders of preferred or common stock, out of assets legally available under Nevada law, cumulative and accruing dividends at a rate of $0.0472 per share of Series A paid annually in arrears. At the holder's election, dividends may be paid in cash or accrue as an unpaid dividend. In addition, holders of the Series A will also be able to receive common stock dividends and distribution with the holders of the common stock on a converted basis.

Each share of the Series A is convertible at the option of the holder, at any time after the issuance of the shares on a one for one basis, subject to certain adjustments for certain corporate actions such as a stock dividend or stock subdivision, a stock combination or consolidation or a merger or reorganization. In the event of liquidation, dissolution or winding up of MediaX, the holders of the Series A shall be entitled to receive, prior to the holders of common stock or other series of preferred stock, $0.472 per share, plus all declared but unpaid dividends. The Series A is entitled to vote, on a one share for one vote basis, on any matter submitted to the common stock holders including the election of the board of directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

Corbin & Wertz, independent auditors, audited MediaX's financial statements included in MediaX's Annual Report on Form 10-KSB for the year ended December 31, 1999, which are included in this prospectus. MediaX's financial statements are included in reliance on Corbin & Wertz's report, due to their authority as experts in accounting and auditing.

Davis & Co, CPA, independent auditors, audited MediaX's financial statements included in MediaX's Annual Report on Form 10-KSB for the year ended December 31, 1998, which are also included in this prospectus. MediaX's financial statements are included in reliance on Davis & Co, CPA's report, due to their authority as experts in accounting and auditing.

Richard O. Weed has expressed an opinion concerning the validity of the securities being registered. Mr. Weed owns 31,000 shares of MediaX's common stock.

DISCLOSURE ON COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

RELATED TRANSACTIONS

On December 6, 1995, Zeitgeist, Inc. loaned Nancy Poertner, MediaX's President, $50,000, pursuant to an unsecured note bearing interest at 4% and with a due date of January 1, 2000. On February 25, 1996, an additional $50,000 was loaned to Ms. Poertner on the same terms. As of the date of this report, a new due date has yet to be determined. The total amount owed to MediaX under these notes is $115,830 at December 31, 1999.

MediaX is indebted to Rainer Poertner, in his capacity as director of the company, in the amount of $40,000 for consulting services in 1999. MediaX is indebted to Rainer Poertner, an officer and director of the company, for an advance of $50,000 for working capital for the company in October 2000.

MEDIAX CORPORATION

DESCRIPTION OF BUSINESS

Originally founded as a multi-media production studio in 1995, MediaX Inc. was acquired by ZeitGeist Werks, Inc and went public in 1996 and subsequently renamed MediaX Corporation. MediaX began as a real-time 3D computer game development company, developing high marquee-value intellectual properties, such as the exclusive license for George Orwell's "1984" for distribution through both conventional and Internet distribution channels, as well as licensing it to large publishers.

After the acquisition, MediaX began to focus on the production of new media content for Internet and Broadband channels; website design and hosting and Internet-based commerce and on-line marketing. MediaX believes that since any successful Internet presence today requires a skilled and experienced engineering & graphic artist team and advanced technology, that MediaX's real-time 3D engineering team and the technology developed by that team, will prove to become a competitive advantage.

MediaX could not have produced leading edge on-line campaigns, such as the full screen, real-time streaming event in June 1999 for Paul McCartney, without this skill set. Subsequently, MediaX has entered into several contracts that require and recognize this development and technology skill set. With the varied expertise of MediaX's Chairman, President and Executive Vice President in the areas of artist and record company management, film production, software development & distribution and proprietary technology development, MediaX expects to bridge an existing gap in the entertainment and technology markets and become a successful player in the Internet content production, marketing and e-commerce market.

MediaX designs, owns, hosts and maintains an integrated network of distinct types of entertainment based web sites. This network of sites positions MediaX to generate revenue through web site design services, the sale of artist specific merchandises, entertainment related products, club subscriptions, endorsements by corporate sponsors, third party advertising and a variety of products provided by affiliates. In February 1999, MediaX launched amuZnet.com, an entertainment destination and e-commerce site now offering more than 300,000 entertainment titles on CDs, DVDs, videos and movies for sale. MediaX places its own and/or third party marketing campaigns on amuZnet.com to generate re-occurring traffic to the site.

With increasing numbers of visitors from MediaX's most recent site launches and on-line campaigns with Rod Stewart, Divine, Paul McCartney, Faith Hill, AJ MacLean and NSYNC, MediaX believes that amuZnet.com is on the path to become a substantial entertainment destination site. MediaX's team of engineers and graphic artists develops, designs and maintains all MediaX designed/owned sites in this network and hosts most services on the MediaX server system, including the real time streaming of video and audio.

MediaX continues to produce new content for the Internet and, based on its technological structure, is in a position to re-purpose all Internet content it has produced for interactive satellite broadcasting and other broadband systems such as cable TV or ADSL subscriber systems, without applying significant technological effort. This affords MediaX several outlets for the same digital interactive content it produces.

MediaX has signed contracts with EchoStar (Dish Network) for the launch of an Interactive Satellite Entertainment Channel and hopes to further tap into the rapidly emerging efforts of cable and telecom companies with its existing technology and content. However, there can be no assurance that MediaX will achieve its objectives or successfully implement its interactive satellite business plan.

Historical Products and Services

MediaX has developed, produced and marketed software products for the information, entertainment and development tool sector of the software industry in the form of software distributed on floppy disks and CD-ROM's. Three released CD-ROM products are "On the Road with BB King," "Queensryche's Promised Land" and "Peter Norton - PC Guru" distributed by MCA, EMI Records and MediaX, respectively.

MediaX was selected by Apple Computer to produce the Welcome Experience for their limited edition Twentieth Anniversary Macintosh, which was introduced on March 19, 1997. The multimedia presentation featured leading-edge animation, digital video, interactive 3D graphics, original soundtrack and theater quality audio, which highlighted the Macintosh's extreme multimedia capabilities.

In December 1997, MediaX released and distributed "Peter Norton - PC Guru." During the fourth quarter of 1998, it was determined that this product would not gain significant additional sales beyond 1998, therefore, MediaX ceased distribution of the product.

Historical Information

MediaX Corporation was incorporated under the laws of the State of Colorado on August 15, 1986 under the name Fata Morgana, Inc. On September 15, 1988, Fata Morgana, Inc. changed its name to Edinburgh Capital, Inc. On May 13, 1994, the corporation merged into Edinburgh Capital, Inc., a Nevada corporation, to change its state of domicile to Nevada.

MediaX was originally formed for the primary purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic area of the acquisition candidate. From inception through the date of completion of its initial public offering of securities, MediaX's activities were directed toward the acquisition of operating capital.

MediaX, at that time Edinburgh Capital, Inc., completed its initial public offering in October, 1989, receiving net proceeds of approximately $245,000 from the sale of 30,000 Units, each Unit consisting of 1,000 shares of the corporation's no par value common stock, and 100 common stock purchaser warrants exercisable at $.02, at $10 per unit.
The warrants expired in 1992.

During April 1994, Edinburgh Capital, Inc. effected a 1 for 300 reverse stock split and on February 23, 1996, MediaX, at that time Edinburgh Capital, Inc., effected a 3.13 for 1 forward stock split.

On February 23, 1996, the name of Edinburgh Capital, Inc. was changed to Zeitgeist Werks, Inc. On February 24, 1996, Zeitgeist Werks, Inc. acquired all of the issued and outstanding shares of Zeitgeist, Inc., a Nevada corporation, in exchange for 1,250,000 shares of its common stock.

On June 27, 1996, MediaX, a California corporation, was merged into Zeitgeist, Inc., and Zeitgeist, Inc. issued 203,750 shares of its common stock to the former shareholders of MediaX. On August 16, 1996, Zeitgeist, Inc. changed its name to MediaX Corporation.

During November 1998, MediaX effected a 1 for 10 reverse stock split. All financial information and share data in the remainder of this prospectus give retroactive effect to the reverse stock split, including the two aforementioned stock splits.

Employees

As of December 31, 2000, MediaX had 29 employees and subcontractors.

Patents, Trademarks And Licenses

As a site developer, MediaX develops its own proprietary sites, which sometimes results in the development of innovative technology solutions with broad applications in other growing markets, especially in the on-line environment. MediaX owns several Internet domain names. MediaX either has filed or is in the process of filing the appropriate applications for patents, trademarks or licenses for its products. Based on the experience of its engineering and graphic artist team and the successful launch and hosting of several prominent web sites, MediaX is well positioned to gain revenues from site development and Internet marketing services to larger corporations against payment of a development fee and participation in e-commerce and advertising revenues with these partners. MediaX has entered into such relationships.

Competition

MediaX is a minor participant among companies that engage in multimedia and Internet content development. Many of these companies have significantly greater capitalization and experience in this industry. Additionally, online commerce is rapidly evolving and highly competitive and MediaX expects competition to further intensify. Barriers to entry are minimal, and a competitor can launch a simple site at a relatively low cost. In addition, the general retail music industry is also intensely competitive. MediaX currently competes with a variety of companies, including online vendors of consumer products including CDs, DVDs, music videos and other related products and traditional retailers of music products, including specialty music retailers, many of which also have dedicated web sites that compete directly with MediaX.

MediaX is aware that several of its competitors have aggressive pricing or inventory availability policies and devote substantially more resources to site and systems development than MediaX. Increased competition may result in reduced operating margins. As such, there can be no assurance that MediaX will be able to compete successfully against current and future competitors.

FUNDING

MediaX has also taken the following actions to provide future funding for operations:

On August 24, 1999, MediaX entered into a Securities Purchase Agreement with Apple Investors, LLC. In exchange for $2,200,000, MediaX issued a 5% Convertible Debenture in the principal amount of $2,200,000 and a Warrant to purchase 220,000 shares of MediaX's common stock at $3.40 per share. MediaX used these proceeds for working capital. The offer and sale of the securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On April 25, 2000, MediaX entered into a Common Stock Purchase Agreement with AMRO International, S.A. This Agreement allows the issuance and sale of up to $500,000 of MediaX common stock to AMRO at a discount to the market price. MediaX used these proceeds for working capital. The SEC declared a registration statement on the shares under this agreement effective on November 15, 2000.

On April 26, 2000, MediaX entered into an equity line of credit agreement with Villabeach Investments Ltd. to provide private equity financing through the next 36 months. The SEC declared a registration statement on the shares under this agreement effective on November 15, 2000. MediaX may be obligated to pay certain liquidated damages in connection with the delay in the effective date of the registration statement. As soon as practicable, MediaX plans to exercise a put for the maximum initial amount permitted under the equity line. MediaX expects to effect subsequent puts of the applicable maximum amount available under the equity line every 15 trading days thereunder until the termination date of the equity line. MediaX will use these proceeds for working capital.

On December 6, 2000, MediaX entered into a securities purchase agreement with CTI II Limited. In exchange for $500,000, MediaX issued to CTI 1,059, 322 shares of Series A Convertible Preferred Stock convertible into shares of MediaX common stock on a one for one basis and a warrant to purchase 1,059,322 shares of common stock at $.472 per share. MediaX will use these proceeds for working capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


The following information should be read in conjunction with the unaudited financial statements as of September 30, 2000 and the audited financial statements of MediaX for the years ended December 31, 1999 and 1998 and for the period from March 30, 1995, MediaX's date of inception, through December 31, 1999 together with the notes thereto. The analysis set forth below is provided pursuant to applicable SEC regulations and is not intended to serve as a basis for projections of future events.


OVERVIEW


MediaX designs and hosts entertainment web sites such as rodstewartlive.com, NSYNC.com, Divinelive.com, EYCLive.com, Officeradio.com, Jbirdrecords.com, BSBFunclub.com, videodrone.com and others. MediaX provides artists with a platform to develop their presence on the Internet. Each site provides content and products to fans including artist news, concert information, music and video programming, ticket giveaways, fan club activities, live chats, and live concerts that are globally broadcast on the Internet. MediaX has established strategic relationships with companies like Broadcast.com, AOL, Microsoft, RealNetworks, Yahoo! and others for this purpose.


In February 1999, MediaX launched amuZnet.com - an entertainment destination and e-commerce site offering more than 300,000 entertainment titles on CDs, DVDs and videos by major record labels and studios and over 4,000 independent music labels for purchase on-line. AmuZnet.com offers music news and information, digital downloads, custom compilations of CDs, movies for sale. MediaX also sells advertising space and sponsorships to companies interested in promoting their own goods and services within each entertainment web sites and amuZnet.com customer base and visitors.

GOING CONCERN

MediaX has incurred significant net losses since its inception. At December 31, 1999, MediaX had a deficit accumulated during the development stage of $13,333,066. MediaX is no longer considered a development stage company. As MediaX seeks to expand aggressively, it believes that its operating expenses will continue at a certain level as a result of the financial commitments related to the development of new web sites, marketing channels, advertising, future marketing agreements and campaigns, acquisition of entertainment content and improvements to its existing Internet sites and other capital expenditures. The ability of MediaX to generate and enhance profitability depends upon its ability to substantially increase its net sales. To the extent that significantly higher net sales do not result from

MediaX's selling and marketing efforts, MediaX will be materially adversely affected. MediaX may need to utilize its common stock to fund its operations through fiscal 2001. As such, there can be no assurance that MediaX will realize such anticipated sales or secure additional alternative financing. Because of the above factors, the accompanying consolidated financial statements contain an auditor's report that is modified as to an uncertainty regarding MediaX's ability to continue as a going concern.


RESULTS OF OPERATIONS

In view of the rapidly evolving nature of MediaX's business and its limited operating history, period-to-period comparisons of its revenues and operating results, including operating expenses as a percentage of total net revenues, are not necessarily meaningful and should not be relied upon as indications of future performance and therefore, comparative discussions have not been included. Although MediaX has experienced sequential quarterly growth in revenues, it does not believe that its historical growth rates are necessarily sustainable or indicative of future growth.

Year Ended December 31, 1999 Compared To The Year Ended December 31, 1998 (as restated)

Sales are composed of website design fees , membership dues, advertising, sponsorships, sale of artist specific merchandises, pre-recorded music and other entertainment-related products, net of returns and include outbound shipping and handling charges. To further promote the websites, MediaX occasionally offers free shipping and/or increases the discounts it offers to its customers which partially offset the positive effect of website design fees , membership dues, advertising and sponsorship revenue, which has a higher margin than product sales.

Cost of sales consists primarily of cost of merchandise sold to customers, including product fulfillment and outbound shipping and handling charges. MediaX over time intends to expand its operations by promoting new or complementary products or sales formats and by expanding the breadth and depth of its product or service offerings and may otherwise alter its pricing structure and policies. Included in cost of sales is payroll and related expenses for website development of $296,417 and $68,108 for the years ended 1999 and 1998, respectively. Additionally, included in the prior year cost of sales is cost of merchandise of its discontinued CD-rom products of $65,696.

Operating expenses consist primarily of payroll and related expenses for website development, marketing; Internet content acquisition and operations of underlying technology infrastructure; and general and administrative payroll and other corporate expenses.

Total other income (expense) consists of interest income cash equivalents and notes receivable, and interest expense including non-cash charge interest expense associated with convertible debts and short-term borrowings.

Net Loss. MediaX's net loss was $7,244,707 for the year ended December 31, 1999, compared to $3,352,541 for the comparable period last year.

Nine Months Ended September 30, 2000 Compared To The Nine Months Ended September 30, 1999

Sales for the nine months ended September 30, 2000 was $1,053,125 compared to $26,919 for the same period last year, an increase of 3812.19%. The change is attributable to increased website design and executed third party marketing campaigns and continued growth of MediaX's e-commerce site - amuZnet.com's customer base; repeat purchases from existing customers of its network of websites partially offset by decrease in membership dues which fluctuates depending on touring schedules of major artists.

Cost and Operating Expenses are composed of operating and development expense, sales and marketing; and general and administrative expense. Operating and development expense was $1,216,786 for the nine months ended September 30, 2000 compared to $859,193 for the corresponding period in 1999. The increase is attributable to payroll and associated costs related to website designs and enhancing the features and functionality of MediaX's network of websites; increased investment in Internet content, network and telecommunications infrastructure and; amortization and recognition of a non-cash charge of $126,454 for options granted partially offset by a 1999 one-time non-cash charge of $345,600 for options granted to consultants for content acquisitions.

Sales and marketing expense was $505,608 for the nine months ended September 30, 2000, compared to $378,878 for the same period in 1999. The increase is attributable to the recognition of prepaid advertising; slight increase in payroll and related costs; and offset by decrease in public relations and promotion strategies.

General and administrative expense was $870,361 for the nine months ended September 30, 2000, compared to $2,462,008 for the nine months ended September 30, 1999. The decrease is attributable to a net 1999 non-cash charge of $1,714,018 for shares and options issued for services rendered partially offset by an increase to payroll and related expenses, and other general and corporate expenses incurred in the current year.


Total other expense was $94,211 for the nine months ended September 30, 2000, compared to $1,375,841 for the corresponding period in 1999. The decrease is attributable to beneficial and induced conversion of debt and debt issuance costs recognized in 1999 offset by an increase in interest income earned from cash equivalents in the current quarter.


Net Loss. As a result of the these factors, MediaX's net loss was $1,633,841 for the nine months ended September 30, 2000 compared to $5,049,001 for the nine months ended September 30, 1999.

Liquidity And Capital Resources

At December 31, 1999, MediaX had positive working capital of $1,087,082, as compared to negative working capital of $1,773,728 at December 31, 1998. The increase in working capital is attributed to the conversion of debentures and exercise of options and warrants, an increase to prepaid advertising and net proceeds received from convertible debt issued in August 1999 and sales of stock to investors throughout the year partially offset by payments of general operating expenses.

Net cash used in operating activities of $2,457,961 for the year ended December 31, 1999 was primarily attributed to a net loss of $7,244,707, offset by $349,804 non-cash charge for depreciation and amortization, bad debt and development costs written off; a $4,060,217 non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees, beneficial conversion of debentures and amortization of debt issuance costs; and $150,953 for accrued interest on convertible debt and change in other operating assets and liabilities of $225,772. Net cash used in operating activities of $1,811,470 for the year ended December 31, 1998 was primarily attributable to a net loss of $3,352,541, of which $358,003 for depreciation and amortization and development costs written off; $590,475 was a non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees and change in other operating assets and liabilities of $592,593.

Net cash used in investing activities was $60,023 for the year ended December 31, 1999, consisted of purchases of fixed assets. Net cash used in investing activities was $218,486 for the year ended December

31, 1998 consisted of acquisition of license agreement and trademark, deferred software development costs and purchases of fixed assets.

Net cash provided by financing activities was $3,258,316 for the year ended December 31, 1999, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, exercise of options and warrants and issuance of convertible debentures. Net cash provided by financing was $1,657,258 for the year ended December 31, 1998, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, exercise of options and warrants and issuance of convertible debentures partially offset by payments made on capital lease and retirement of notes payable.

At September 30, 2000, MediaX had positive working capital of $517,025, as compared to a positive working capital of $1,087,082 at December 31, 1999. The decrease in working capital is attributed to purchases of fixed assets and payments of operating expenses during the nine months ended September 30, 2000.

Net cash used in operating activities of $1,573,446 for the nine months ended September 30, 2000 was primarily attributed to a net loss of $1,633,841, offset by $44,853 non-cash charge for depreciation and amortization; a $141,691 non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees; $103,740 for accrued interest on convertible debt and on stockholder notes receivable; and change in operating assets and liabilities of $229,889. Net cash used in operating activities of $1,633,899 for the nine months ended September 30, 1999 was primarily attributable to a net loss $5,049,001, offset by $34,980 non-cash charge for depreciation and amortization; a $2,059,618 non-cash charge for stock-based compensation for consulting services and common stock issued to employees and non-employees; $1,066,462 for beneficial conversion and induced conversion of debt; amortization of debt issuance costs of $176,000 and $134,099 for accrued interest on convertible debt and on stockholder notes receivable ;and change in other operating assets and liabilities of $56,057.

Net cash used in investing activities was $135,083 for the nine months ended September 30, 2000 and consisted of advances from officer and purchases of fixed assets. Net cash used in investing activities was $240,160 for the nine months ended September 30, 1999 and consisted of acquisitions of intangible assets and purchases of fixed assets.

Net cash provided by financing activities was $960,000 for the nine months ended September 30, 2000, and consisted of proceeds from subscription advances, sale of stock to investors and issuance of convertible notes payable. Net cash provided by financing activities was $3,465,360 for the nine months ended September 30, 1999, and consisted primarily of net proceeds from sale of stock to investors, subscription advances, exercise of options and warrants and issuance of convertible notes payable.

Although MediaX has no material commitments for capital expenditures, it anticipates a substantial increase in capital expenditures and lease commitments in connection with anticipated growth in operations and infrastructure. Furthermore, MediaX will need to spend significant amounts for sales and marketing, advertising and promoting its brands, content development and technology and infrastructure development and personnel. On April 2000, MediaX entered into a private equity line of credit agreement with an investor to purchase an aggregate $6,000,000 of its common stock. Although this transaction was registered with the SEC on November 15, 2000, these funds are not yet available to MediaX and MediaX may be responsible for liquidated damages for failure to register this transaction within the time frame mandated by the agreement. Should MediaX fail to increase sales or raise the additional funds, MediaX will have insufficient funds for its intended operations and capital expenditures which will have a material adverse effect on MediaX's operating results.

MediaX evaluates its liquidity and capital needs on a continuous basis and based on MediaX's requirements and capital market conditions may, from time to time, raise working capital through additional debt or equity financing. There is no assurance that such financing will be available in the future to meet additional capital needs of MediaX, or as to the terms or conditions of any such financing that is available. Should there be any significant delays in the release of new products, or lack of acceptance in the marketplace for such products if released, or MediaX's working capital needs otherwise exceed its resources, the adverse consequences would be severe. The generation of MediaX's current growth and the expansion of MediaX's current business involve significant financial risk and require significant capital investment.


Because MediaX has incurred cumulative losses from inception through December 31, 1999 of $13,333,066 and lacks profitable operational history in internet services, MediaX's auditors, in their report on the financial statements of MediaX as of December 31, 1999, expressed doubt about MediaX's ability to continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. MediaX intends to obtain additional debt and equity financing discussed in this prospectus for marketing, development and the funding of operations as well as the generating of income from product sales and services. Management believes these funding sources may be insufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2001. There is no assurance MediaX will be able to obtain sufficient additional funds when needed, or that, such funds, if available, will be obtainable on terms satisfactory to MediaX.


DESCRIPTION OF PROPERTY


MediaX maintains its corporate office at 3455 La Cienega Boulevard, Building C, Los Angeles, CA 90016 on a lease through December 2004. The agreement provides for monthly lease payments of $9,250 increasing yearly to $10,411 in the last year. MediaX maintains its software development office at 303 Potrero Street, #42-302, Santa Cruz, California 95060. MediaX pays approximately $3,146 per month for rent pursuant to a lease, which expired in June 2000. MediaX renewed this lease for another 12 months.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Organization Within Last Five Years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information. MediaX's common stock is traded on the over-the-counter market under the symbol "MXMX." The following table sets forth the high and low bid price for MediaX's common stock for the periods indicated as reported by the OTC's Electronic Bulletin Board. These prices are believed to be inter-dealer quotations and do not include retail mark-ups, mark-downs, or other fees or commissions, and may not necessarily represent actual transactions.

                 QUARTER ENDED          HIGH BID                LOW BID
               ------------------       --------                --------
               December 31, 2000        $   .47                 $  .21
               September 30, 2000       $  1.25                 $  .47
               June 30, 2000            $  3.00                 $ 1.00
               March 31, 2000           $  3.00                 $ 1.06


               March 31, 1999           $  4.62                 $ 2.06
               June 30, 1999            $  6.91                 $ 3.56
               September 30, 1999       $  5.25                 $ 1.75
               December 31, 1999        $  3.03                 $ 1.31

               March 31, 1998           $ 13.31                 $ 3.80
               June 30, 1998            $  5.00                 $ 1.30
               September 30, 1998       $  3.50                 $ 1.50
               December 31, 1998        $  3.00                 $  .60


(b) Holders. As of December 31, 2000, MediaX had approximately 1500 shareholders of record, which includes shareholders who hold stock in their accounts at broker/dealers.

(c) Dividends. MediaX has never paid a cash dividend on its common stock and does not expect to pay a cash dividend in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the executive compensation for MediaX's President and Executive V.P. for the years ended December 31, 1999, 1998 and 1997 from MediaX and its subsidiaries. No other executive officer received compensation in excess of $100,000 during these periods. Directors serve without compensation.

Summary Compensation Table

                               FISCAL     SALARY       OTHER ANNUAL     OPTIONS
NAME AND PRINCIPAL POSITION     YEAR        ($)        COMPENSATION     GRANTED
---------------------------    ------     -------      -------------    --------
Nancy Poertner                  1999      185,000       10,157 (1)            0
President,                      1998      185,000        3,500              N/A
Secretary, Director             1997      158,458        6,720              N/A

Matthew MacLaurin               1999      143,333       51,370 (2)      500,000
Executive VP, Director          1998      125,000          N/A           50,000
                                1997      114,000          N/A              N/A

Rainer Poertner                 1999          N/A      120,000 (3)      500,000
Chairman of                     1998          N/A       50,000           50,000
the Board of Directors          1997          N/A          N/A              N/A

(1) Represents automobile allowance and a 1999 bonus of $1,657.

(2) Represents a 1999 bonus of $1,370 and a signing bonus of $50,000.

(3) Represents consulting payments made under a consulting agreement. Effective January, 2000, the Chairman accepted a management position with MediaX.

Option Grants In Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase common stock under the Stock Option Plan to the named executive officers during the fiscal year ended December 31, 1999.

                                                                                         POTENTIAL EXERCISABLE
                        NUMBER            % OF TOTAL                                       VALUE AT ASSUMED
                      SECURITIES            OPTIONS                                      ANNUAL RATE OF STOCK
                      UNDERLYING           GRANTED TO        EXERCISE                       APPRECIATION FOR
                        OPTIONS            EMPLOYEES          PRICE       EXPIRATION         OPTION TERM (2)
      NAME            GRANTED (#)        IN FISCAL YEAR      ($/SH)(1)       DATE           5%           10%
---------------       -----------        --------------      ---------    ----------      -------     -------
Matthew                500,000                46.01            1.12        12/31/08       588,000     616,000
MacLaurin

Rainer Poertner        500,000                46.01            1.12        12/31/08       588,000     616,000

(1) The exercise price was market value of the common stock on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the common stock and overall stock market conditions.

Option Exercises And Fiscal Year End Value

The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of common stock.

Aggregated Option Exercises During Fiscal 1999 and Fiscal Year-End Option Values

                                                                  NUMBER OF
                                                                  UNEXERCISED          VALUE OF
                                                                  SECURITIES          UNEXERCISED
                                                                  UNDERLYING         IN-THE-MONEY
                                                               OPTIONS/SARS AT      OPTIONS/SARS AT
                       SHARES ACQUIRED                           12/31/99 (#)        12/31/99 ($)
                         ON EXERCISE       VALUE REALIZED        EXERCISABLE/        EXERCISABLE/
      NAME                   (#)                 ($)            UNEXERCISABLE      UNEXERCISABLE (1)
      (a)                    (b)                 (c)                 (d)                  (e)
---------------        ---------------     --------------      ---------------     -----------------
Matthew                                                         16,666/533,334       9,707/240,000
MacLaurin
Rainer Poertner                                                 16,666/533,334       9,707/240,000

(1) Represents the difference between the last reported sale price of the common stock on December 31, 1999 and the exercise price of the option multiplied by the applicable number of shares.

Employment Agreements

MediaX entered into an employment agreement with its president, Nancy Poertner. The agreement, which expires in December 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $400,000. Amounts paid pursuant to this agreement totaled $185,000 for the years ended December 31, 1999 and 1998, respectively.

MediaX entered into an employment agreement with its executive vice president, Matthew MacLaurin. The agreement, which expires in June 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $307,500. Amounts paid pursuant to this agreement totaled $143,000 and $125,000 for the years ended December 31, 1999 and 1998, respectively.

Both of these agreements also provide for a bonus at the end of each fiscal quarter as determined by MediaX's Board of Directors. No bonuses have been declared or paid since inception. Both the President and Executive Vice-President may voluntarily terminate their employment at any time.

Consulting Fees to Officer/Director

Beginning August 1, 1998, MediaX's chairman, Rainer Poertner, provides services to MediaX pursuant to a month to month consulting agreement requiring $10,000 for each month worked. During 1999 and 1998, MediaX expensed $120,000 and $50,000, respectively, related to this agreement. As of December 31, 1999, $40,000 is accrued and included in accounts payable. In January 2000, the chairman, Rainer Poertner, accepted a full-time management position with MediaX.

Stock Option Plan

During April 1996, the Board of Directors adopted a Stock Option Plan, and on July 3, 1996, MediaX's shareholders approved the Plan. The Plan authorized the issuance of options to purchase up to 100,000 shares of MediaX's common stock. During December 1998, MediaX amended the Plan to increase the available amount of shares to purchase under the plan to 500,000 shares of MediaX's common stock. All options granted must have an exercise price no less than the stock's fair market value on the date of grant.

The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of MediaX. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option, an option which qualifies under Section 422 of the Internal Revenue Code of 1986, or an option which is not an Incentive Stock Option. The Board of Directors determines vesting provisions at the time options are granted. The option price for any option will be no less than the fair market value of the common stock on the date the option is granted.

Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, MediaX will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to MediaX in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, MediaX will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

MediaX granted under the Plan 193,000 options to employees, officers and directors at an exercise price of $0.98 for 1998 and 93,000 shares at an exercise price of $1.68 for 1999. Pursuant to this Plan, MediaX has 178,848 shares of common stock available for future issuance, at the discretion of the Board of Directors to officer, directors, employees and consultants.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

                          Independent Auditors' Reports ...............................................  F-2 - F-3

                          Balance Sheet as of December 31, 1999 .......................................  F-4

                          Statements of Operations for the years ended December 31, 1999 and
                              1998 and for the period from March 30, 1995 (date of inception)
                              through December 31, 1999 ...............................................  F-5

                          Statements of Stockholders' Equity (Deficit) for the
                              years ended December 31, 1999 and 1998 and for the
                              period from March 30, 1995
                              (date of inception) through December 31, 1999 ...........................  F-6 - F-17

                          Statements of Cash Flows for the years ended December
                              31, 1999 and 1998 and for the period from March
                              30, 1995 (date of inception)
                              through December 31, 1999 ...............................................  F-18 - F-19

                          Notes to the Annual Financial Statements ....................................  F-20 - F-30

                          Balance Sheet as of September 30, 2000 ......................................  F-31

                          Statements of Operations for the nine months ended September 30,
                          2000 and 1999 ...............................................................  F-32

                          Statements of Cash Flows for the nine months ended September 30,
                          2000 and 1999 ...............................................................  F-33 - F-34

                          Notes to the Quarterly Financial Statements .................................  F-35 - F-38

INDEPENDENT AUDITORS' REPORT

Board of Directors MediaX Corporation

We have audited the accompanying balance sheet of MediaX Corporation (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. These factors and other factors discussed in Note 1 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



CORBIN & WERTZ

Irvine, California
March 17, 2000

INDEPENDENT AUDITORS' REPORT

Board of Directors MediaX Corporation

We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows of MediaX Corporation (a development stage company) (the "Company") for the year ended December 31, 1998 and the period from March 30, 1995 (date of inception) to December 31, 1998 (as restated - see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 1998 and for the period from March 30, 1995 (date of inception) to December 31, 1998 (as restated - see Note 1), in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage company which has experienced significant losses since inception with no significant revenues. These factors and other factors discussed in Note 1 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         DAVIS & CO., CPAs, P.C.

Englewood, Colorado
March 26, 1999

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS
Current assets:
    Cash and cash equivalents                                    $    760,307
    Accounts receivable, net of reserve of $8,500                       2,218
    Inventories                                                        12,855
    Prepaid advertising costs                                         708,125
    Other prepaid expenses                                             52,097
                                                                 ------------
        Total current assets                                        1,535,602
                                                                 ------------
Property and equipment, at cost:
    Computer equipment                                                334,640
    Office equipment                                                   36,580
    Leasehold improvements                                              7,630
                                                                 ------------
                                                                      378,850
    Less accumulated depreciation and amortization                   (276,723)
                                                                 ------------
        Property and equipment, net                                   102,127

Deposits and other assets                                              35,372
                                                                 ------------
                                                                 $  1,673,101
                                                                 ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                             $    400,556
    Accrued payroll and related costs                                  28,048
    Accrued expenses                                                   19,916
                                                                 ------------
        Total current liabilities                                     448,520

Long-term liabilities:
    Convertible notes payable                                       2,238,877
                                                                 ------------
        Total liabilities                                           2,687,397
                                                                 ------------
Commitments and contingencies

Stockholders' deficit:
    Preferred stock, $.0001 par value per share; 10,000,000
    shares
      authorized and no shares issued                                      --
    Common stock, $.0001 par value per share; 25,000,000
    shares
      authorized; 6,667,800 shares issued and outstanding                 667
    Additional paid-in capital                                     12,154,940
    Subscription advances                                             278,993
    Stockholder notes and accrued interest receivable                (115,830)
    Deficit accumulated during the development stage              (13,333,066)
                                                                 ------------
        Total stockholders' deficit                                (1,014,296)
                                                                 ------------
                                                                 $  1,673,101
                                                                 ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                  MARCH 30, 1995
                                                                                                (DATE OF INCEPTION)
                                                               YEAR ENDED        YEAR ENDED          THROUGH
                                                              DECEMBER 31,      DECEMBER 31,        DECEMBER 31,
                                                                 1999              1998                1999
                                                             ------------       ------------    --------------------
                                                                                  (AS RESTATED-
                                                                                   SEE NOTE 1)
              Sales                                          $     55,918       $    162,021       $    838,575
              Cost of sales                                       316,497            135,988            863,387
                                                             ------------       ------------       ------------

              Gross profit (loss)                                (260,579)            26,033            (24,812)

              Operating expenses                                5,016,299          3,244,333         10,446,469
                                                             ------------       ------------       ------------

              Loss from operations                             (5,276,878)        (3,218,300)       (10,471,281)
                                                             ------------       ------------       ------------
              Other income (expense):
                 Interest income                                   24,712              6,926             54,224
                 Interest expense                              (1,991,741)          (138,274)        (2,203,531)
                 Loss on sale of asset                                 --             (2,093)            (1,093)
                 Other income                                          --                 --             16,501
                                                             ------------       ------------       ------------
                      Total other income (expense)             (1,967,029)          (133,441)        (2,133,899)
                                                             ------------       ------------       ------------

              Loss before provision for income taxes           (7,243,907)        (3,351,741)       (12,605,180)

              Provision for taxes                                     800                800              3,200
                                                             ------------       ------------       ------------

              Net loss                                       $ (7,244,707)      $ (3,352,541)      $(12,608,380)
                                                             ============       ============       ============

              Basic and diluted loss per common share        $      (1.37)      $      (1.79)
                                                             ============       ============

              Basic and diluted weighted average common
               shares outstanding                               5,280,837          1,873,517
                                                             ============       ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                          STOCKHOLDER
                                                                                                            NOTES
                                                                               ADDITIONAL                 AND ACCRUED
                                                    COMMON  STOCK               PAID-IN     SUBSCRIPTION   INTEREST
                                               SHARES           AMOUNT          CAPITAL       ADVANCES    RECEIVABLE
                                             ----------       ----------       ----------   ------------  -----------
Shares issued in March 1995 for cash of
$.00008 per share to an officer and
Director                                      1,250,000       $      125       $      (25)      $ --      $       --

Loan to stockholder  in December 1995                --               --               --         --         (50,000)

Net loss for the period from March 30,
1995 (date of inception) to
December 31, 1995                                    --               --               --         --              --
                                             ----------       ----------       ----------       ----      ----------

Balance at December 31, 1995                  1,250,000              125              (25)        --         (50,000)

Adjustment for shares of ZeitGeist
Werks, Inc. outstanding immediately
prior to re--organization on February
23, 1996, valued at net monetary asset
amount                                           65,804                7          249,816         --              --

Loan to stockholder in February 1996                 --               --               --         --         (50,000)

Exchange of 15,400 shares in March 1996
for notes and interest payable at $20
per share                                        15,400                2          307,998         --              --

Issuance of 12,500 shares to consultant
in April  1996 in exchange for services
at $10 per share                                 12,500                1          124,999         --              --

Cancellation of 203,750 shares by
majority stockholder in June 1996              (203,750)             (20)            (184)        --              --

Issuance of 203,750 shares in June 1996
in exchange for all of the stock of
MediaX, Inc.                                    203,750               20              184         --              --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                              DEFICIT
                                            ACCUMULATED         TOTAL
                                             DURING THE      STOCKHOLDERS'
                                            DEVELOPMENT        EQUITY
                                               STAGE          (DEFICIT)
                                            -----------     -------------
Shares issued in March 1995 for cash of
$.00008 per share to an officer and
Director                                     $      --       $     100

Loan to stockholder  in December 1995               --         (50,000)

Net loss for the period from March 30,
1995 (date of inception) to
December 31, 1995                              (37,238)        (37,238)
                                             ---------       ---------

Balance at December 31, 1995                   (37,238)        (87,138)

Adjustment for shares of ZeitGeist
Werks, Inc. outstanding immediately
prior to re--organization on February
23, 1996, valued at net monetary asset
amount                                        (268,064)        (18,241)

Loan to stockholder in February 1996                --         (50,000)

Exchange of 15,400 shares in March 1996
for notes and interest payable at $20
per share                                           --         308,000

Issuance of 12,500 shares to consultant
in April  1996 in exchange for services
at $10 per share                                    --         125,000

Cancellation of 203,750 shares by
majority stockholder in June 1996                   --            (204)

Issuance of 203,750 shares in June 1996
in exchange for all of the stock of
MediaX, Inc.                                        --             204

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                              STOCKHOLDER
                                                                                                                 NOTES
                                                                               ADDITIONAL                     AND ACCRUED
                                                    COMMON  STOCK               PAID-IN       SUBSCRIPTION     INTEREST
                                               SHARES            AMOUNT         CAPITAL        RECEIVABLE     RECEIVABLE
                                              ---------          ------        ----------     ------------    -----------
Sale of 2,510 shares in June and July
1996 at $20.80 per share                          2,510             --             52,200          --                 --

Sale of 35,000 shares in November and
December 1996 at $10.00 per share                35,000              3            349,997          --                 --

Accrued interest on stockholder
notes receivable                                     --             --                 --          --             (3,830)

Net loss                                             --             --                 --          --                 --
                                              ---------            ---          ---------         ---           --------

Balance at December 31, 1996                  1,381,214            138          1,084,985          --           (103,830)

Sale of 35,000 shares in January and
February 1997 at $10.00 per share (net
of issuance costs of $80,000)                    35,000              4            269,996          --                 --

Sale of 10,000 shares and warrants in
May 1997 at $7.00 per unit                       10,000              1             69,999          --                 --

Sale of 54,231 shares and warrants in
August and September 1997 at $10.40
per share                                        54,231              5            563,995          --                 --

Sale of 20,000 shares in August 1997 at
$7.40 per share                                  20,000              2            147,998          --                 --

Exchange of 40,000 shares in August 1997
for note and interest payable at $7.94
per share                                        40,000              4            317,543          --                 --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                     DEFICIT
                                                                    ACCUMULATED       TOTAL
                                                                    DURING THE     STOCKHOLDERS'
                                                                    DEVELOPMENT       EQUITY
                                                                       STAGE         (DEFICIT)
                                                                    -----------    -------------
                         Sale of 2,510 shares in June and July
                         1996 at $20.80 per share                           --         52,200

                         Sale of 35,000 shares in November and
                         December 1996 at $10.00 per share                  --        350,000

                         Accrued interest on stockholder
                         notes receivable                                   --         (3,830)

                         Net loss                                     (643,553)      (643,553)
                                                                      --------       --------

                         Balance at December 31, 1996                 (948,855)        32,438

                         Sale of 35,000 shares in January and
                         February 1997 at $10.00 per share (net
                         of issuance costs of $80,000)                      --        270,000

                         Sale of 10,000 shares and warrants in
                         May 1997 at $7.00 per unit                         --         70,000

                         Sale of 54,231 shares and warrants in
                         August and September 1997 at $10.40
                         per share                                          --        564,000

                         Sale of 20,000 shares in August 1997 at
                         $7.40 per share                                    --        148,000

                         Exchange of 40,000 shares in August
                         1997 for note and interest payable at
                         $7.94 per share                                    --        317,547

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                                      STOCKHOLDER
                                                                                                                         NOTES
                                                                                        ADDITIONAL                    AND ACCRUED
                                                         COMMON  STOCK                   PAID-IN      SUBSCRIPTION     INTEREST
                                                   SHARES             AMOUNT             CAPITAL        ADVANCES      RECEIVABLE
                                                  ---------          ---------          ----------    ------------    ----------
Issuance of 40,000 shares in exchange
for prepaid advertising in November 1997
at $15.00 per share                                  40,000                  4            599,996          --                 --

Issuance of 7,600 shares at par value
pursuant to other agreements in 1997 for
services performed                                    7,600                  1                  7          --                 --

Accrued interest on stockholder notes
Receivable                                               --                 --                 --          --             (4,000)

Net loss                                                 --                 --                 --          --                 --
                                                  ---------          ---------          ---------         ---          ---------

Balance at December 31, 1997                      1,588,045                159          3,054,519          --           (107,830)

Sale of 104,000 shares in February and
May 1998 at $1.92 per share                         104,000                 10            199,990          --                 --

Sale of 301,313 shares from April
through October 1998 at $1.39 per share             301,313                 30            419,970          --                 --

Fractional share adjustment for 10 for 1
reverse stock split on November 17, 1998                 17                 --                 --          --                 --

Estimated fair market value of warrants
issued in connection with the sale of
stock (as restated -- see Note 1)                        --                 --            456,622          --                 --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                            DEFICIT
                                                                            ACCUMULATED             TOTAL
                                                                            DURING THE          STOCKHOLDERS'
                                                                            DEVELOPMENT            EQUITY
                                                                               STAGE              (DEFICIT)
                                                                           ------------         -------------
                           Issuance of 40,000 shares in exchange
                           for prepaid advertising in November 1997
                           at $15.00 per share                                       --              600,000

                           Issuance of 7,600 shares at par value
                           pursuant to other agreements in 1997 for
                           services performed                                        --                    8

                           Accrued interest on stockholder notes
                           Receivable                                                --               (4,000)

                           Net loss                                          (1,330,341)          (1,330,341)
                                                                             ----------           ----------

                           Balance at December 31, 1997                      (2,279,196)             667,652

                           Sale of 104,000 shares in February and
                           May 1998 at $1.92 per share                               --              200,000

                           Sale of 301,313 shares from April
                           through October 1998 at $1.39 per share                   --              420,000

                           Fractional share adjustment for 10 for 1
                           reverse stock split on November 17, 1998                  --                   --

                           Estimated fair market value of warrants
                           issued in connection with the sale of
                           stock (as restated -- see Note 1)                   (456,622)                  --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                               STOCKHOLDER
                                                                                                                  NOTES
                                                                                  ADDITIONAL                    AND ACCRUED
                                                         COMMON  STOCK             PAID-IN      SUBSCRIPTION     INTEREST
                                                     SHARES         AMOUNT         CAPITAL        ADVANCES      RECEIVABLE
                                                    ---------      ---------      ----------    ------------   ------------
    Warrants exercised in December 1998 at
    $0.10 per share                                   200,000             20         19,980             --             --

    Sale of 167,000 shares in December 1998
    at $0.48 per share                                167,000             17         79,983             --             --

    Estimated fair market value of  stock
    issued in December 1998 for services
    rendered at $1.00 per share (as
    restated -- see Note 1)                            90,000              9         89,991             --             --

    Estimated fair market value of
    restricted stock issued in December 1998
    for services rendered at $0.96 per share
    (as restated -- see Note 1)                       100,000             10         95,615             --             --

    Estimated fair market value of options and
    warrants granted from February through
    December 1998 to consultants for services
    rendered (as restated -- see Note 1)                   --             --        404,850             --             --

    Accrued interest on stockholder notes
    Receivable                                             --             --             --             --         (4,000)

    Subscription advances in December 1998                 --             --             --        320,000             --

    Net loss (as restated -- see Note 1)                   --             --             --             --             --
                                                    ---------      ---------      ---------      ---------      ---------

    Balance at December 31, 1998 (as
    restated -- see Note 1)                         2,550,375            255      4,821,520        320,000       (111,830)

    Vested portion of intrinsic value of
    options granted in 1998 to employees                   --             --          1,237             --             --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                          DEFICIT
                                                                         ACCUMULATED        TOTAL
                                                                         DURING THE      STOCKHOLDERS'
                                                                         DEVELOPMENT        EQUITY
                                                                            STAGE          (DEFICIT)
                                                                         -----------     -------------
                          Warrants exercised in December 1998 at
                          $0.10 per share                                         --           20,000

                          Sale of 167,000 shares in December 1998
                          at $0.48 per share                                      --           80,000

                          Estimated fair market value of stock
                          issued in December 1998 for services
                          rendered at $1.00 per share (as
                          restated -- see Note 1)                                 --           90,000

                          Estimated fair market value of
                          Restricted stock issued in December 1998
                          for services rendered at $0.96 per share
                          (as restated -- see Note 1)                             --           95,625

                          Estimated fair market value of options and
                          warrants granted from February through
                          December 1998 to consultants for services
                          rendered (as restated - see Note 1)                     --          404,850

                          Accrued interest on stockholder notes
                          Receivable                                              --           (4,000)

                          Subscription advances in December 1998                  --          320,000

                          Net loss (as restated -- see Note 1)            (3,352,541)      (3,352,541)
                                                                          ----------       ----------

                          Balance at December 31, 1998 (as
                          restated -- see Note 1)                         (6,088,359)      (1,058,414)

                          Vested portion of intrinsic value of
                          options granted in 1998 to employees                    --            1,237

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                               STOCKHOLDER
                                                                                                                  NOTES
                                                                                 ADDITIONAL                     AND ACCRUED
                                                         COMMON  STOCK            PAID-IN      SUBSCRIPTION      INTEREST
                                                    SHARES           AMOUNT       CAPITAL        ADVANCES       RECEIVABLE
                                                   ---------         ------      ----------    ------------    ------------
Issuance of shares in January, February
and June 1999 for services rendered at
$3.56 per share average                               30,000              3        106,872             --            --

Warrants exercised in January through
July 1999 at $0.30 per share                       1,638,667            164        496,843       (220,000)           --

Sale of 340,000 restricted shares in
January, March and April 1999 for cash
at $1.24 per share (including 16,000
shares issued for finders fees)                      356,000             36        421,464             --            --

Exchange of 921,925 shares in February
and December 1999 for convertible debt
and interest at $1.70 per share                      921,925             92      1,566,075             --            --

Sale of 20,000 shares in February 1999
at $1.00 per share                                    20,000              2         19,998             --            --

Issuance of restricted shares in March,
August and September 1999 for services
rendered at $2.04 per share average                  830,000             83      1,689,724             --            --

Subscription advances in March and April 1999             --             --             --        178,993            --

Issuance of restricted stock in March
1999 for prepaid advertising at $1.97
per share                                            200,000             20        393,105             --            --

Estimated fair market value of options
granted in March 1999 for prepaid advertising             --             --        215,000             --            --

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                 DEFICIT
                                                ACCUMULATED       TOTAL
                                                DURING THE     STOCKHOLDERS'
                                                DEVELOPMENT       EQUITY
                                                   STAGE        (DEFICIT)
                                                -----------   ------------
Issuance of shares in January, February
and June 1999 for services rendered at
$3.56 per share average                            --            106,875

Warrants exercised in January through
July 1999 at $0.30 per share                       --            277,007

Sale of 340,000 restricted shares in
January, March and April 1999 for cash
at $1.24 per share (including 16,000
shares issued for finders fees)                    --            421,500

Exchange of 921,925 shares in February
and December 1999 for convertible debt
and interest at $1.70 per share                    --          1,566,167

Sale of 20,000 shares in February 1999
at $1.00 per share                                 --             20,000

Issuance of restricted shares in March,
August and September 1999 for services
rendered at $2.04 per share average                --          1,689,807

Subscription advances in March and April 1999      --            178,993


Issuance of restricted stock in March
1999 for prepaid advertising at $1.97
per share                                          --            393,125

Estimated fair market value of options
granted in March 1999 for prepaid advertising      --            215,000

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                                                                 STOCKHOLDER
                                                                                                                    NOTES
                                                                                ADDITIONAL                        AND ACCRUED
                                                    COMMON  STOCK                PAID-IN       SUBSCRIPTION        INTEREST
                                               SHARES           AMOUNT           CAPITAL         ADVANCES         RECEIVABLE
                                             -----------      -----------      -----------     ------------      ------------
Options exercised in April, June and
August at $2.79 per share                        120,833               12          336,804               --               --

Estimated fair market value of options
granted in May and June 1999 to
consultants for services rendered                     --               --          453,600               --               --

Estimated fair market value of warrants
issued in August 1999 in connection
with convertible debt                                 --               --          345,400               --               --

Value of beneficial and induced
conversion in connection with
convertible debt                                      --               --        1,287,298               --               --

Accrued interest on stockholder notes
Receivable                                            --               --               --               --           (4,000)

Net loss                                              --               --               --               --               --
                                             -----------      -----------      -----------      -----------      -----------

Balance at December 31, 1999                   6,667,800      $       667      $12,154,940      $   278,993      $  (115,830)
                                             ===========      ===========      ===========      ===========      ===========

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


                                                                        DEFICIT
                                                                      ACCUMULATED          TOTAL
                                                                       DURING THE       STOCKHOLDERS'
                                                                      DEVELOPMENT          EQUITY
                                                                         STAGE            (DEFICIT)
                                                                      ------------      -------------
                         Options exercised in April, June and
                         August at $2.79 per share                              --            336,816

                         Estimated fair market value of options
                         granted in May and June 1999 to
                         consultants for services rendered                      --            453,600

                         Estimated fair market value of warrants
                         issued in August 1999 in connection
                         with convertible debt                                  --            345,400

                         Value of beneficial and induced
                         Conversion in connection with
                         convertible debt                                       --          1,287,298

                         Accrued interest on stockholder notes
                         Receivable                                             --             (4,000)

                         Net loss                                       (7,244,707)        (7,244,707)
                                                                      ------------       ------------

                         Balance at December 31, 1999                 $(13,333,066)      $ (1,014,296)
                                                                      ============       ============

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

                                                                                                             MARCH 30, 1995
                                                                                                               (DATE OF
                                                                                                               INCEPTION)
                                                                         YEAR ENDED         YEAR ENDED          THROUGH
                                                                        DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                                            1999               1998               1999
                                                                        ------------       ------------      --------------
                                                                                          (AS RESTATED
                                                                                           - SEE NOTE 1)
                Cash flows from operating activities:
                   Net loss                                             $ (7,244,707)      $ (3,352,541)      $(12,608,380)
                   Adjustments to reconcile net loss to net
                     cash used in operating activities:
                     Depreciation and amortization                            47,112            103,003            273,516
                     Allowance for doubtful accounts                           8,500                 --              8,500
                     Software development costs written off                  294,192            255,000            341,667
                     Estimated value of shares issued for
                       consulting services                                 1,796,682            185,625          2,707,315
                     Estimated value of options and warrants
                       granted for consulting services                       800,237            404,850            859,687
                     Estimated value of beneficial and induced
                       conversion of debt                                  1,287,298                 --          1,632,698
                     Amortization of debt issuance costs                     176,000                 --            176,000
                     Interest accrued on convertible debt prior to
                       Conversion                                            150,953                 --            150,953
                     Interest accrued on stockholder notes
                       Receivable                                             (4,000)            (4,000)           (15,830)
                     Changes in operating assets and liabilities:
                       Accounts receivable                                    66,090            (66,465)           (10,718)
                       Prepaid expense                                       (21,772)             7,064            (52,097)
                       Inventories                                            79,908            (40,946)           (12,855)
                       Prepaid advertising costs                                  --            500,000           (100,000)
                       Deposits and other assets                             (23,467)            (1,225)           173,494
                       Accounts payable and accrued expenses                 129,013            222,620            430,341
                       Accounts payable - related parties                         --            (24,455)                --
                                                                        ------------       ------------       ------------

                   Net cash used in operating activities                  (2,457,961)        (1,811,470)        (6,045,709)
                                                                        ------------       ------------       ------------

                Cash flows from investing activities:
                   Acquisition of license agreement and trademark                 --            (81,135)          (102,287)
                   Deferred software development costs                            --           (105,238)          (405,238)
                   Purchase of fixed assets                                  (60,023)           (32,113)          (299,287)
                   Loans to stockholder                                           --                 --           (100,000)
                   Proceeds from sale of fixed assets                             --                 --              2,822
                                                                        ------------       ------------       ------------

                   Net cash used in investing activities                     (60,023)          (218,486)          (903,990)
                                                                        ------------       ------------       ------------
                Cash flows from financing activities:
                   Principal payments on capital lease                            --             (5,146)           (27,567)
                   Subscription advances                                     178,993            320,000            498,993
                   Net proceeds from sale of stock to investors              441,500            700,000          2,616,952
                   Net proceeds from the exercise of options
                     and warrants                                            613,823             20,000            633,823
                   Retirement of notes payable                                    --            (32,276)          (155,269)
                   Proceeds received from issuance of notes
                    payable and convertible debentures (net of
                    debt issuance costs of $176,000 in 1999)               2,024,000            654,680          4,143,074
                                                                        ------------       ------------       ------------

                   Net cash provided by financing activities               3,258,316          1,657,258          7,710,006
                                                                        ------------       ------------       ------------

                Change in cash and cash equivalents                          740,332           (372,698)           760,307

                Cash and cash equivalents, beginning of period                19,975            392,673                 --
                                                                        ------------       ------------       ------------

                Cash and cash equivalents, end of period                $    760,307       $     19,975       $    760,307
                                                                        ============       ============       ============

                Supplemental disclosures of cash flow information:
                  Cash paid during the period for:
                        Interest                                        $        --        $    150,151       $    223,667
                                                                        ===========        ============       ============
                        Income taxes                                    $       800        $        800       $      3,200
                                                                        ===========        ============       ============

Supplemental schedule of non-cash investing and financing activities:

See accompanying notes to the financial statements for additional information relating to non-cash investing and financing activities during fiscal 1999 and 1998.

                      See independent auditors' report and
                   accompanying notes to financial statements

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Originally founded as a multi-media production studio in 1995, MediaX Inc. was acquired and became public in 1996 as ZeitGeist Werks, Inc. and subsequently renamed MediaX Corporation ("MediaX" or the "Company"). MediaX began as a real-time 3D computer game development company for distribution through both conventional and Internet distribution channels, as well as licensing through large publishers. After the acquisition, the Company's strategic focus is centered on the following: new media content, web site development for Internet and broadband channels, Internet-based commerce and on-line marketing.

MediaX designs, owns, operates, hosts and integrates a network of several distinct types of entertainment-based Internet web sites. The company is positioned to generate revenue through web site design services, the sale of artist specific merchandise, entertainment-related products, club subscriptions, endorsement opportunities for corporate sponsors, third party advertising and a variety of products provided by affiliates. In February 1999, the Company launched amuZnet.com, an entertainment destination and e-commerce site offering entertainment titles on CDs, DVDs, videos and movies for sale. The Company operates its own and/or third party marketing campaigns on amuZnet.com.

All content that is currently produced for the Internet will be re-purposed for interactive satellite broadcasting and can also easily be transferred to other broadband systems such as cable TV or ADSL subscriber systems without significant technological effort. This puts the Company in the position to have several outlets for the digital interactive content it produces. The Company has signed contracts with EchoStar (Dish Network) for the launch of an Interactive Satellite Channel and hopes to further tap into the rapidly emerging efforts of cable and telecom companies with its existing technology and content expected to be launched in late 2000. However, there can be no assurance that the Company will achieve its objectives or successfully implement its interactive satellite business plan.

Development Stage Company

The Company has been in the development stage since its formation due to the change in the Company's business plan in late 1998 with no significant revenues being generated from these proposed new activities. During the development stage, the Company is primarily engaged in raising capital, obtaining financing, advertising and promoting the Company and administrative functions along with developing a unique network of celebrity web sites, central e-commerce sites, unique entertainment and an on-line shopping experience.

Restatement of 1998 Financial Statements

Based on updated information on certain transactions, the Company has restated its 1998 audited financial statements as follows:

        The estimated fair market value of 190,000 shares of restricted stock committed to be issued in December 1998 for services rendered (see Note
        4) were not recorded as the stock had not yet been issued. Based on updated information, the estimated fair market value of the stock has been recorded at $185,625. The estimated value of options and warrants to purchase 191,000 shares of common stock issued to consultants (see Notes 5 and 6) for services rendered were incorrectly recorded at $0. Based on updated information, the estimated fair value of the

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


        options and warrants was $415,190, of which $404,850 was recorded in 1998. In addition, the estimated value of the detachable warrants issued to purchase 3,676,667 shares of common stock in connection with sale of stock (see Note 4) were incorrectly recorded at $0. Based on updated information, the estimated fair value of the detachable warrants (recorded as stock dividends) has been recorded at $456,622. As a result of these restatements, the Company's loss for fiscal 1998 was restated to $3,352,541 from the previously recorded $2,762,066 and the loss per share was restated to $(1.79) from the previously recorded $(1.49).

Risk and Uncertainties

The Company is a development stage company subject to the substantial business risks and uncertainties of such an entity, including potential risk of business failure.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company's losses from operations through December 31, 1999 and lack of operating history, among other matters, raise substantial doubt about its ability to continue as a going concern. The Company hopes to obtain revenues from product sales and the development of celebrity web sites. In the absence of significant sales and profits, the Company intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. There is no assurance the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Year 2000

The Year 2000 issues relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If the Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents consist of demand deposits in banks with an initial maturity of 90 days or less. Cash equivalents are carried at cost which approximates market.

Inventories

Inventories at December 31, 1999 consist primarily of artist specific merchandise sold over the Internet. Inventories are recorded at the lower of cost or market using the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Depreciation expense for the years ended

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


December 31, 1999 and 1998 was $47,112 and $57,059, respectively. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Deferred Software Development Costs

Certain development costs of CD-rom masters were capitalized in accordance with SFAS No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" and are reported at the lower of unamortized cost or net realizable value. Amortization will be taken commencing with the sales activity of the related product using the straight-line method and asset lives approximating the retail sales life of the final product, generally three to five years. During 1999 and 1998, due to the change in the Company's business plan, the Company wrote-off previously capitalized and in process software development costs of $294,192 and $255,000, respectively, which are recorded in the accompanying statements of operations.

Impairment of Long-Lived Assets

Management of the Company assesses the impairment of long-lived assets by comparing the future undiscounted net cash flows (without interest charges) from the use and ultimate disposition of such assets with their carrying amounts. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. There was no impairment of long-lived assets identified for the year ended December 31, 1999.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Stock Based Compensation

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss), as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

Revenue Recognition

Sales of goods and services and the related cost of sales are recognized when orders are received and goods are shipped or services are delivered. Revenues from internet advertising and web development are recorded when earned.

Advertising

Advertising costs are expensed as incurred. Prepaid advertising costs represents the estimated market value of stock issued (see Note 4) and options granted (see
Note 5) to a third party for advertising to be received in future periods.

Basic and Diluted Loss Per Share

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


The Company has adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 changes the methodology of calculating earnings per share and renamed the two calculations, basic earnings per share (formerly primary) and diluted earnings per share (formerly fully diluted). The calculations differ by eliminating any common stock equivalents (such as stock options, warrants, etc.) from basic earnings per share and changes certain calculations when computing diluted earnings per share. The adoption of SFAS 128 has not materially impacted the Company's financial position or results of operations.

Basic and diluted loss per share were computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are antidilutive and thus not included in the diluted loss per share calculation.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 had no effect on the Company's financial statements as it had no comprehensive income components.

Segment Information

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the development stage, the Company does not yet have any reportable segments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, receivables, trade payables, accrued expenses and convertible notes payable approximates their estimated fair values due to the short-term maturities of those financial instruments or because interest rates approximate market rates.

Recent Accounting Pronouncements

The FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

REVERSE STOCK SPLIT

Effective November 18, 1998, the Company's Board of Directors approved a reverse stock split of ten-to-one. All references throughout these financial statements to number of shares, per share amounts, stock option data and market prices of the Company's common stock have been restated to reflect the reverse stock split.

Reclassifications

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


Certain reclassifications have been made to the December 31, 1998 financial statements in order to conform to classification used in the current year.

NOTE 2 - CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE

Included in convertible subordinated debentures payable at December 31, 1998 was $1,454,092 of various notes payable. The notes, bearing interest at the prime rate (prime rate at December 31, 1998 was 8.25%) plus 2% to 4%, were due on various dates through September 1999. In 1999, the Company offered the note holders an inducement to convert the notes with a current balance of $1,566,192 (including accrued interest in 1999 of $112,100) into common stock at $1.69 per share (estimated fair market value on the date of conversion was approximately $2.71 per share) or 921,925 shares. As a result of this induced conversion, the Company recorded additional interest expense of $938,112 during the year ended December 31, 1999.

In 1999, the Company entered into a securities purchase agreement with an investor, whereby the Company sold to the investor a $2,200,000 principal amount convertible note for $2,024,000 (net of debt issuance costs of $176,000, which were amortized to interest expense due to the immediate convertibility of this note). The note bears interest at 5% and is due on August 24, 2002. The holder of the note has the option to require interest payments in cash or stock. As of December 31, 1999, the Company has incurred interest expense related to the note in the amount of $38,877. The note is convertible at beneficial rates which vary based on recent stock prices and date of conversion, as defined. Due to the note being immediately convertible at the option of the noteholder, the Company has recorded a beneficial conversion of $349,186 that is included in interest expense at December 31, 1999. In addition, the Company gave the investor a warrant to purchase 220,000 shares of its common stock at $3.40 per share expiring in August 23, 2004 which was valued at $345,400 (based on Black-Scholes computation under SFAS 123 - see Note 6) and recorded as interest expense.

NOTE 3 - SUBSCRIPTION ADVANCES

Subscription advances represents monies received in advance from certain investors for the future exercise of warrants or purchase of stock. The total number of warrants to be exercised or the total number of shares to be purchased has not yet been determined. During 1999, $220,000 of the previously received advances were utilized to exercise certain warrants (see Note 4) and the Company received $178,993 of new advances. At December 31, 1999, the total outstanding balance on subscription advances was $278,993.

NOTE 4 - STOCKHOLDERS' EQUITY

Preferred Stock

The Company's Articles of Incorporation authorize up to 10,000,000 shares of $.0001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time the Board of Directors may determine. All shares of any one series shall be equal in rank and identical in all respects. As of December 31, 1999, the Board of Directors has designated 6,000,000 as Series A 10% convertible preferred stock ("Preferred A"). Each Preferred A share has a liquidation preference of $1 per share plus accrued dividends and is convertible at 3.5 shares of Preferred A into one common share. As of December 31, 1999, no preferred shares have been issued.

Common Stock

During April to December 1998, the Company sold 468,313 shares to an accredited investor for proceeds of $500,000. In addition, the Company granted to this investor warrants to purchase up to 3,676,667 shares of common stock at varying prices with a fair market value of $456,622 (based on Black-Scholes computation under SFAS 123) and recorded as a common stock dividend. The warrants expire on various dates through September 7, 2001 and the number of shares and price per share will not be adjusted for any future stock splits or reverse stock splits. In addition, the investor is limited to only exercise 200,000 warrants in any sixty-day period. 200,000 of these warrants were exercised during December of 1998 for proceeds of $20,000. During 1999, 1,608,667 of these warrants were exercised for proceeds of $422,007, of which $220,000 was received in prior year and recorded as subscription advances (see Note 3).

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


Another accredited unrelated investor purchased 104,000 shares during February 1998 for proceeds of $200,000.

During December 1998, the Company issued 190,000 shares of common stock valued at $185,625 (based on the market value on the date of grant) to consultants for services rendered.

During January 1999, the Company issued 30,000 shares of common stock in connection with the exercise of stock warrants for $75,000, in addition to the warrants exercised above.

During January through September 1999, the Company issued 30,000 shares of common stock valued at $106,875 (based on the market values on the dates of grant) and 830,000 shares of restricted common stock valued at $1,689,807 (based on the market values on the dates of grant) to consultants for services rendered.

During January through April 1999, the Company issued 20,000 shares of common stock and 340,000 shares (plus 16,000 shares issued for finders fees) of restricted stock for $20,000 and $421,500, respectively.

During March 1999, the Company issued 200,000 shares of restricted common stock valued at $393,125 (based on the market value on the date of grant) and options to purchase 100,000 shares of common stock with an estimated value of $215,000 (using the Black-Scholes option pricing model pursuant to SFAS 123) to a third party for prepaid advertising time (see Note 1).

During April through August 1999, the Company issued 120,833 shares of common stock in connection with the exercise of stock options for $336,816.

NOTE 5 - STOCK OPTIONS

In December 1998, the Company amended the incentive stock option plan adopted in 1996. The plan authorizes the issuance of options to purchase up to 500,000 shares of the Company's common stock. All options must have an exercise price of no less than the stock's fair market value on the date of grant. The option plan expires on December 10, 2008.

During fiscal 1998, pursuant to various employment agreements, the Company issued options to purchase 185,500 shares of the Company's common stock at an exercise price of $0.98. The options vest on various dates through December 2001 and are exercisable through December 10, 2008. A total of $3,711 of compensation expense will be recorded over the vesting period, of which $1,237 and $0 was recognized during 1999 and 1998, respectively.

From time to time, the Company issues stock options pursuant to various agreements and other compensatory arrangements.

During fiscal 1998, pursuant to various consulting and outside service provider agreements, the Company issued to consultants options to purchase 131,000 shares of the Company's common stock at exercise prices ranging from $0.98 to $7.50 per share. The options vest on various dates through December 2001 and are exercisable through December 2008. Total consulting expense of $134,090 (using the Black-Scholes option pricing model pursuant to SFAS 123 - see below) will be recorded over the vesting period, of which none and $123,750 was recognized at December 31, 1999 and 1998, respectively.

During fiscal 1999, the Company entered into various employment agreements wherein the Company has agreed to supplement compensation to certain employees in the form of stock options. Pursuant to the agreements, the Company issued options to purchase 1,086,700 shares of common stock at exercise prices ranging from $1.12 per share to $1.95 per share and vesting over a period ranging from one to three years from the date of grant. A total of approximately $537 of compensation expense will be recorded over the vesting period, of which none was recognized during fiscal 1999.

During fiscal 1999, pursuant to various consulting and outside service provider agreements, the Company issued to consultants options to purchase 294,400 shares of the Company's common stock at exercise prices ranging from $1.40 to $6.50 per share. The options vest on various dates through December 2002 and are exercisable through

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


December 2009. Total consulting expense of $501,000 will be recorded over the vesting period of which $453,600 was recognized at December 31, 1999. Included in these options was 100,000 options that were issued for prepaid advertising costs. The estimated value of these options was $215,000 (using the Black-Scholes option pricing model pursuant to SFAS 123 - see below), which the Company has recorded as prepaid advertising on the balance sheet at December 31, 1999.

Following is a status of the stock options outstanding at December 31, 1999 and 1998 and the changes during the years then ended:

                                                                        1999                         1998
                                                              ------------------------      -----------------------
                                                                              WEIGHTED                     WEIGHTED
                                                                              AVERAGE                      AVERAGE
                                                                              EXERCISE                     EXERCISE
                                                               OPTIONS         PRICE         OPTIONS        PRICE
                                                              ----------      --------      ----------     --------
                          Outstanding, beginning of year         331,635       $ 2.15           15,135      $14.68
                              Granted                          1,381,100         1.75          316,500        1.55
                              Exercised                         (120,833)       (2.79)              --          --
                              Expired/Forfeited                  (33,667)        0.98               --          --
                                                              ----------       ------       ----------      ------

                          Outstanding, end of year             1,558,235       $ 1.77          331,635      $ 2.15
                                                              ==========       ======       ==========      ======

                          Exercisable, end of year               259,129       $ 2.80          132,923      $ 3.54
                                                              ==========       ======       ==========      ======

                          Weighted average fair value of
                            options granted                                    $ 1.42                       $ 0.97
                                                              ==========       ======       ==========      ======

1,378,100 of the options outstanding at December 31, 1999 have exercise prices between $0.98 and $1.95, with a weighted average exercise price of $1.15 and a weighted average remaining contractual life of 8.4 years. 178,994 of these options are exerciseable at December 31, 1999. The remaining 180,135 options have exercise prices between $2.50 and $22.50, with a weighted average exercise price of $6.50 and a weighted average remaining contractual life of 2.6 years. 80,135 of these options are exercisable at December 31, 1999.

The fair value of each option granted during 1999 and 1998 to consultants and outside service providers is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 240 percent and 205 percent, respectively,
(iii) weighted-average risk-fee interest rate of approximately 6.15 percent and
5.2 percent, respectively, and (iv) expected life of 2.75 years and 2.5 years, respectively.

Had compensation cost for the Company's 1999 and 1998 options granted to employees been determined consistent with SFAS 123, the Company's net loss and net loss per share for the year ended December 31, 1999 and 1998 would approximate the pro forma amounts below:

                                                                      1999                                    1998
                                                        ---------------------------------       ---------------------------------
                                                         AS REPORTED          PRO FORMA          AS REPORTED          PRO FORMA
                                                        -------------       -------------       -------------       -------------
                  Net loss                              $  (7,244,707)      $  (7,302,920)      $  (3,352,541)      $  (3,352,541)
                  Basic and diluted loss per share      $       (1.37)      $       (1.38)      $       (1.79)      $       (1.79)

NOTE 6 - STOCK WARRANTS

From time to time, the Company issues warrants pursuant to various consulting agreements.

During fiscal 1998, pursuant to contract agreements with outside consultants, the Company issued warrants to purchase 60,000 shares of the Company's common stock at exercise prices ranging from $2.50 to $15.00. The warrants vested on the date of grant and are exercisable through September 2001. Total expense of $281,100 representing the fair value of these warrants was recognized during fiscal 1998.

In connection with the sale of its common stock, the Company issued warrants to purchase 3,676,667 shares of the Company's common stock at exercise prices ranging from $0.10 to $0.40 (see Note 4). The warrants vest on the date of grant and are exercisable through September 2001. Total dividends of $456,622 representing the fair market value of these warrants was recognized as of December 31, 1998.

During fiscal 1999, the Company issued additional warrants to purchase 220,000 shares of the Company's common

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


stock at an exercise price of $3.40 per share in connection with the issuance of convertible debt (see Note 2). The warrants vest on the date of grant and are exercisable through August 2004. Total additional interest expense of $345,400 representing the fair value of these warrants was recognized during fiscal 1999.

The following represents a summary of the warrants outstanding for the years ended December 31, 1999 and 1998:

                                                                     1999                                 1998
                                                         -----------------------------       ------------------------------
                                                                           WEIGHTED                             WEIGHTED
                                                                           AVERAGE                              AVERAGE
                                                                           EXERCISE                             EXERCISE
                                                          WARRANTS           PRICE            WARRANTS            PRICE
                                                         ----------      -------------       ----------       -------------
                     Outstanding, beginning of year       3,600,898      $        0.57           66,841       $       14.09
                         Granted                            220,000               3.40        3,736,667                0.33
                         Exercised                       (1,638,667)              0.30         (200,000)               0.10
                         Expired/Forfeited                       --                 --           (2,610)              30.00
                                                         ----------      -------------       ----------       -------------

                     Outstanding, end of year             2,182,231      $        1.06        3,600,898       $        0.57
                                                         ==========      =============       ==========       =============

                     Exercisable, end of year             2,182,231      $        1.06        3,600,898       $        0.57
                                                         ==========      =============       ==========       =============

                     Weighted average fair value of
                       warrants granted                                  $        1.57                        $        0.20
                                                                         =============                        =============

1,868,000 of the warrants outstanding at December 31, 1999 have exercise prices between $0.10 and $0.27, with a weighted average exercise price of $0.14 and a weighted average remaining contractual life of 1.6 years. All of these warrants are exercisable at December 31, 1999. The remaining 314,231 warrants have exercise prices between $3.40 and $15.00, with a weighted average remaining contractual life of 4.8 years. All of these warrants are exercisable at December 31, 1999.

The fair value of each warrant granted during 1999 and 1998 is estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 174 percent and 200 percent, respectively, (iii) weighted-average risk-free interest rate of approximately 5.95 percent and 4.66 percent, respectively, and (iv) expected life of 1.5 years.

NOTE 7 - RELATED PARTY TRANSACTIONS

STOCKHOLDER NOTES AND ACCRUED INTEREST RECEIVABLE

Stockholder notes receivable represents monies loaned to the Company's President and stockholder. The notes, which are due on demand, are uncollateralized and bear interest at 4% per annum. At December 31, 1999, the total outstanding balance was $115,830, including accrued interest of $15,830, of which $4,000 was recorded in 1999 and 1998, respectively. As the notes are due from the President and stockholder, the Company has presented the receivables as a reduction of stockholders' deficit at December 31, 1999.

COMMITMENT - EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with its President. The agreement which expires in December 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $400,000. Amounts paid pursuant to this agreement totaled $185,000 for the years ended December 31, 1999 and 1998, respectively.

The Company entered into an employment agreement with its executive vice president. The agreement, which expires in June 2001, provides for an annual base salary of $185,000 and increases to $215,000. The aggregate minimum annual commitment for future payments at December 31, 1999 was approximately $307,500. Amounts paid pursuant to this agreement totaled $143,000 and $125,000 for the years ended December 31, 1999 and 1998, respectively.

Both of these agreements also provide for a bonus at the end of each fiscal quarter as determined by the Company's Board of Directors. No bonuses have been declared or paid since inception. Both the President and Executive Vice-President may voluntarily terminate their employment at any time.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


CONSULTING FEES TO OFFICER/DIRECTOR

Beginning August 1, 1998, the Company's chairman provides services to the Company pursuant to a month to month consulting agreement requiring $10,000 for each month worked. During 1999 and 1998, the Company expensed $120,000 and $50,000, respectively, related to this agreement. As of December 31, 1999, $40,000 is accrued and included in accounts payable. In January 2000, the Chairman accepted a full-time management position with the Company.

NOTE 8 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes as of December 31, 1999 are as follows:

                                 Deferred tax asset:
                                    Net operating loss carryforward                           $ 4,185,000
                                    Expense recognized for granting options and warrants          343,000
                                                                                              -----------
                                          Total gross deferred tax asset                        4,528,000

                                    Less valuation allowance                                   (4,528,000)
                                                                                              -----------
                                                                                              $        --
                                                                                              ===========

The valuation allowance increased by approximately $2,941,800 during the year ended December 31, 1999. No current provision for income taxes for the periods ended December 31, 1999 and 1998 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.

The provision for income taxes for fiscal 1999 and 1998 was $800 and differs from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following as of December 31:

                                                                                       1999              1998
                                                                                    -----------       -----------
                               Computed tax benefit at federal statutory rate       $(2,463,000)      $(1,140,000)
                               State income tax benefit, net of federal effect         (478,000)         (221,000)
                               Increase in valuation allowance                        2,941,800         1,361,800
                                                                                    -----------       -----------

                                                                                    $       800       $       800
                                                                                    ===========       ===========

As of December 31, 1999, the Company had net operating loss carryforwards of approximately $10,760,000 and $5,960,000 for federal and state income tax reporting purposes, which begin expiring in 2011 and 2001, respectively.

In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the utilization of the Company's net operating loss carryforwards could be severely restricted.

NOTE 9 - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations:

                                                                                         1999              1998
                                                                                      -----------       -----------
                           Numerator for basic and diluted earnings per share:
                               Net loss available to common stockholders              $(7,244,707)      $(3,352,541)
                                                                                      ===========       ===========
                           Denominator for basic and diluted earnings per share:
                               Weighted average shares                                  5,280,837         1,873,517
                                                                                      ===========       ===========
                           Basic and diluted loss available to common
                             stockholders per common share                            $     (1.37)      $     (1.79)
                                                                                      ===========       ===========

NOTE 10 - 401(k) RETIREMENT PLAN

On January 1, 1998, the Company adopted a Section 401(k) tax sheltered annuity program in which each full time employee with at least three months of service may contribute up to 15% of his/her gross salary (up to a maximum

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


of $9,500 adjusted annually for inflation) annually on a tax-deferred basis. The Company is not required to make any employer contributions to the plan.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its corporate offices on a month-to-month basis for approximately $3,200 per month. Subsequent to December 31, 1999, the Company entered into an agreement to lease new corporate offices through December 2004. The agreement provides for monthly lease payments of $9,250.

The Company leases space for its research and production studio from an unrelated party under an operating lease agreement that expires June 30, 2000.

Future minimum annual commitments under lease agreements are as follows:


 YEARS ENDING
  DECEMBER 31
 ------------
     2000          $130,000
     2001           114,000
     2002           118,000
     2003           121,000
     2004           125,000
                   --------
                   $608,000
                   ========

Rent expense under operating leases was $78,088 and $70,869 for the years ended December 31, 1999 and 1998, respectively.

Direct Fulfillment Service

In December 1998, the Company entered into a consumer direct fulfillment service agreement with a third party. The agreement, which expires in December 2001, provides for a minimum monthly commitment fee of $2,000, increasing to $4,000 in August 1999, or 1.5% of sales. The aggregate minimum commitment for future payments at December 31, 1999 was approximately $96,000. Amounts paid pursuant to this agreement totaled $24,000 for the year ended December 31, 1999.

NOTE 12 - SUBSEQUENT EVENTS

In January 2000, the Company granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $1.68 (estimated by the Company to be the fair market value) to consultants. The options vest immediately and are exercisable through December 2001. Total consulting expense to be recognized using the Black-Scholes option pricing model pursuant to SFAS 123 is approximately $80,000.

In February 2000, the Company granted options to employees to purchase 50,000 of the Company's common stock at an exercise price of $2.81 (estimated by the Company to be the fair market value). The options vest over a three-year period and are exercisable through December 2008.

In February 2000, noteholders of convertible debentures exercised their option to convert $102,575 (including accrued interest of $2,575) of debt into 75,981 shares of the Company's common stock.


In March 2000, the Company was ordered to pay an arbitration award of $170,000 plus costs of approximately $13,000 to an order fulfillment company. The award was a result of a breach of contract pursuant to a 1999 licensing agreement between the Company and the order fulfillment company; therefore the Company has recorded the related liability of approximately $183,000 at December 31, 1999 in the related balance sheet and statement of operations. The Company is in the process of challenging the arbitrator's authority and the arbitration provisions of the written agreement.

                               MEDIAX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             FOR THE PERIOD FROM MARCH 30, 1995 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1999


In March 2000, the Company issued 218,000 shares of the Company's common stock in connection with the exercise of warrants for $58,200, which was included in subscription advances as of December 31, 1999.

                               MEDIAX CORPORATION
                                  BALANCE SHEET


                                                                 SEPTEMBER 30,      DECEMBER 31,
                                                               2000 (UNAUDITED)    1999 (AUDITED)
                                                               ---------------     -------------
  ASSETS
  Current assets:
        Cash and cash equivalents                                $     11,778       $    760,307
        Accounts receivable, net of reserve of $8,500                 536,110              2,218
         Inventories                                                   12,308             12,855
         Prepaid advertising costs                                    610,790            708,125
         Other prepaid expenses                                        46,089             52,097
                                                                 ------------       ------------
                Total current assets                                1,217,075          1,535,602
                                                                 ------------       ------------

  Property and equipment, at cost:
       Computer equipment                                             455,425            334,640
       Office equipment                                                56,243             36,580
       Leasehold improvements                                          52,265              7,630
                                                                 ------------       ------------
                                                                      563,933            378,850
       Less accumulated depreciation and amortization                (321,179)          (276,723)
                                                                 ------------       ------------
             Property and equipment, net                              242,754            102,127
   Deposits and other assets                                           36,392             35,372
                                                                 ------------       ------------
                                                                 $  1,496,221       $  1,673,101
                                                                 ============       ============


  LIABILITIES AND STOCKHOLDERS' DEFICIT
   Current liabilities:
        Accounts payable                                         $    562,100       $    400,556
        Accrued payroll and related costs                              60,217             28,048
        Accrued expenses                                               27,733             19,916
        Advances from officer                                          50,000                 --
                                                                 ------------       ------------
              Total current liabilities                               700,050            448,520

  Long-term liabilities:
       Notes payable                                                2,124,309          2,238,877
                                                                 ------------       ------------
              Total liabilities                                     2,824,359          2,687,397
                                                                 ------------       ------------


  Commitments and contingencies

  Stockholders' deficit:
        Preferred stock, $.0001 par value per share;
          10,000,000 authorized and no shares issued                       --                 --
        Common stock, $.0001 par value per share;
          25,000,000 shares authorized; 7,826,943 and
  6,667,800 shares issued and outstanding,
          for 2000 and 1999, respectively                                 783                667
          Additional paid-in capital                               13,436,023         12,154,940
          Subscription advances                                       320,793            278,993
          Stockholder notes and accrued interest receivable          (118,830)          (115,830)
         Accumulated deficit                                      (14,966,907)       (13,333,066)
                                                                 ------------       ------------
                Total stockholders' deficit                        (1,328,138)        (1,014,296)
                                                                 ------------       ------------
                                                                 $  1,496,221       $  1,673,101
                                                                 ============       ============


   The accompanying notes are an integral part of these financial statements.

                               MEDIAX CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   FOR THE NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                 -----------------------------
                                                    2000              1999
                                                 -----------       -----------
Net Sales                                        $ 1,053,125       $    26,919
                                                 -----------       -----------

Cost and Operating Expenses
      Operating and development                    1,216,786           859,193
      Sales and marketing                            505,608           378,878
      General and administrative                     870,361         2,462,008
                                                 -----------       -----------
                                                   2,592,755         3,700,079
                                                 -----------       -----------

Operating loss                                    (1,539,630)       (3,673,160)
                                                 -----------       -----------

Other Income (Expenses)
      Interest income                                 13,408            10,604
      Interest expense                              (107,619)       (1,386,445)
                                                 -----------       -----------
                                                     (94,211)       (1,375,841)
                                                 -----------       -----------

Net loss                                         $(1,633,841)      $(5,049,001)
                                                 ===========       ===========

Basic and diluted net loss per common share      $      (.23)      $     (1.01)
                                                 ===========       ===========

Weighted average number of common shares
 outstanding; Basic and diluted                    7,197,650         4,991,446
                                                 ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                               MEDIAX CORPORATION
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                             FOR THE NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                           -----------------------------
                                                              2000              1999
                                                           -----------       -----------
Cash flows from operating activities:
     Net loss                                              $(1,633,841)      $(5,049,001)
     Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                            44,853            34,980
       Estimated value of shares issued
        for services rendered                                    9,375         1,605,400
       Estimated value of options granted to employees           1,062               618
       Estimated value of options granted
        for consulting services                                131,254           453,600
       Estimated value of beneficial conversion and
        induced conversion of debt                                  --         1,066,462
       Amortization of debt issuance costs                          --           176,000
       Interest accrued on convertible debt                    106,740           137,099
       Interest accrued on stockholder notes receivable         (3,000)           (3,000)
       Changes in operating assets and liabilities:
        Accounts receivable                                   (533,892)           68,123
        Prepaid expense                                          6,008           (13,641)
        Inventories                                                547            79,454
        Prepaid advertising costs                               97,335                --
        Deposits and other assets                               (1,417)
        Accounts payable and accrued expenses                  201,530          (189,993)
                                                           -----------       -----------

     Net cash used in operating activities                  (1,573,446)       (1,633,899)
                                                           -----------       -----------


Cash flows from investing activities:
     Advances from officer                                      50,000                --
     Acquisition of intangible assets                               --          (209,002)
     Purchase of fixed assets                                 (185,083)          (31,158)
                                                           -----------       -----------

Net cash used in investing activities                         (135,083)         (240,160)
                                                           -----------       -----------


Cash flows from financing activities:
     Subscription advances                                     100,000           138,993
     Net proceeds from sale of stock to investors              460,000           441,500
     Net proceeds from the exercise of options
and warrants                                                     --           877,824
     Net proceeds received from issuance of notes
payable                                                        400,000         2,007,043
                                                           -----------       -----------
                                                                               3,465,360
                                                                             -----------
                                                               960,000
                                                           -----------

     Net cash provided by financing activities                             1,591,301
                                                           (748,529)
Change in cash and cash equivalents                         760,307           19,975
                                                        -----------      -----------
Cash and cash equivalents, beginning of period
Cash and cash equivalents, end of period                $    11,778      $ 1,611,276
                                                        ===========      ===========

Supplemental disclosures of cash flow information:
   Cash paid during the period for:

              Interest                                  $       879      $        --
                                                        ===========      ===========
              Income taxes                              $        --      $        --
                                                        ===========      ===========


Supplemental schedule of non-cash investing and financing activities:

     Conversion of convertible debt to equity           $   621,308      $   350,000
                                                        ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                               MEDIAX CORPORATION
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Note 1:    BASIS OF PRESENTATION

The financial statements of MediaX Corporation ("MediaX") for the three and nine months ended September 30, 2000 and 1999 are unaudited. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in MediaX's Form 10-KSB as of and for the year ended December 31, 1999. In the opinion of management, the financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of MediaX for the periods presented. The interim operating results may not be indicative of operating results for the full year or for any other interim periods.

Note 2:    THE COMPANY

MediaX began as a real-time 3D computer game and educational software developer. Late in 1998, its business plan successfully changed to integrate internally developed 3D engineering and technology with web site design for the Internet. MediaX provides website design, hosting, online marketing, platforms for third party advertising and e-commerce for music artists and for its own entertainment destination site - amuZnet.com. Additionally, it produces exclusive new media content for the Internet, in audio and video form, which it is syndicating to several large Tier-1 partners, such as ZapMedia and Yahoo!. Some of the material is also produced with the view, to repurpose it for interactive satellite broadcasting and other broadband channels. However, there can be no assurance that it will meet its objectives or successfully implement its business plan.

Note 3:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE - Effective January 2000, as a result of several contracts entered into by MediaX to provide web design, marketing and other Internet services, management has determined that it is no longer in the development stage. All references to cumulative statements of operations and statements of cash flows have been eliminated in these accompanying financial statements.

GOING CONCERN - The accompanying financial statements have been prepared assuming MediaX will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Losses from operations through September 30, 2000 and lack of operating history, among other matters, raise substantial doubt about its ability to continue as a going concern. In the absence of continued significant sales and profits, MediaX intends to fund operations through additional debt and equity financing arrangements which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through December 31, 2000. In April 2000, MediaX entered into a private equity line of credit agreement with an investor to purchase an aggregate $6,000,000 of its common stock. Should MediaX fail to register the related shares with the SEC within the prescribed time frame, increase sales or raise additional funds, MediaX will have insufficient funds for its intended operations and capital expenditures which will have a material adverse effect on MediaX's operating results. MediaX's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REVENUE RECOGNITION - All revenue generated from fixed-price contracts is recognized on the percentage-of-completion method of accounting based on the ratio of costs incurred to total estimated costs. All revenue generated from time and material contracts is recognized as services are provided. Revenues from maintenance agreements are recognized ratably over the terms of the agreements. MediaX has recognized as the services were rendered $150,000 of previously recorded deferred revenue in the current quarter.

CONCENTRATION OF SALES RISK - Two customers accounted for 95% and 93% of net sales for the three and nine month periods ended September 30, 2000, respectively. Accounts receivable from these customers at September 30, 2000 comprised 96% of the total accounts receivable. The loss of either of these customers would have a significant impact on operating results.

RECLASSIFICATION - The financial statements for the prior periods have been reclassified to conform to current period's presentation.

BASIC AND DILUTED LOSS PER SHARE - MediaX has presented basic and diluted loss per share amounts for three and the nine months ended September 30, 2000 and 1999 pursuant to Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share". Basic and diluted loss per share was computed based on the weighted average number of shares outstanding for the period. Basic and diluted loss per share are the same(in the periods with losses) as the effect of common stock equivalents (such as stock options, warrants, etc) on loss per share are antidilutive and thus not included in the diluted per share calculation.

SEGMENT INFORMATION - MediaX has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. MediaX does not yet have any reportable segments for the nine months ended September 30, 2000.

WEBSITE DEVELOPMENT COSTS - MediaX has adopted, the Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" to be applicable to all web site development costs incurred for the quarter beginning after June 30, 2000. The issue states that for specific web site development costs, the accounting for such costs should be accounted for under AICPA Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, certain web site development costs which were being expensed as incurred, are capitalized and amortized. The adoption of EITF Issue No. 00-2 did not have a material effect on our financial statements.

STOCK BASED COMPENSATION - MediaX has adopted, the FASB issued FASB Interpretation No. 44 (FIN 44) Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN 44 did not have a material effect on the financial statements.

NEW ACCOUNTING PRONOUNCEMENTS - In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the second quarter of the fiscal year beginning after December 15, 1999. MediaX believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

The FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 5, 2000 (as amended by SFAS 137). MediaX does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in a any derivative or hedging activities.

Note 4:    NOTES PAYABLE

During the three and nine months ended September 30, 2000, an investor converted $104,973 and $621,308 of principal and accrued interest into 185,759 and 599,559 common shares pursuant to a convertible notes payable dated August 24, 1999.

Additionally during the quarter, MediaX received proceeds of $400,000 from notes payables from two unrelated investors the terms, of which are yet to be determined.

Interest expense related to notes for the nine months ended September 30, 2000 and 1999 is $106,740 and $137,099, respectively.

Note 5:     SUBSCRIPTION ADVANCES

Subscription advances represents monies received in advance from certain investors for the future exercise of warrants or purchase of stock. The total number of warrants to be exercised or the total number of shares to be purchased has not yet been determined. During the three and nine months ended September 30, 2000, $0 and $100,000 of additional advances were received and $0 and $58,200 of the advances were utilized to exercise warrants to purchase 0 and 218,000 common shares, respectively. As of September 30, 2000, subscription advances were $320,793.

Note 6:    COMMON STOCK ISSUANCES

On April 25, 2000, MediaX entered into a securities purchase agreement with an investor, whereby it sold to the investor $500,000 less offering costs of $30,000 of restricted common stock or 326,584 shares at $1.531 per share. MediaX granted the investor registration rights with respect to the shares purchased and has filed such registration statement on May 31, 2000. If any, additional shares would be required based on MediaX's obligation right to reprice, as defined, these shares would be covered under the registration agreement. As of the date of this report, the registration statement has not been declared effective by the SEC.

On April 28, 2000, MediaX issued 5,000 restricted common shares for finders fees and paid $10,000 offering costs in relation to a private equity line agreement (See Note 8).

On May 30, 2000, MediaX issued 10,000 restricted common shares to an outside consultant for services valued at $9,375 (based on the market value of the stock on the date of issuance).

Note 7:    OPTIONS AND WARRANTS

From time to time, MediaX issues stock options and/or warrants pursuant to various consulting and outside service provider agreements. During the current quarter, MediaX entered into various agreements with third parties to design, and host websites. Pursuant to the agreements, MediaX is to receive a percentage of all revenues generated on and in connection with the sites. In connection with the agreements, MediaX granted 250,000 options to the third parties, exercisable at exercise prices ranging from $.72 to $.82 per share, vesting quarterly over one to two years and expiring through September 01, 2002. The options were valued at $67,000 using the Black-Scholes model pursuant to FAS
123. MediaX will recognize the expense as the options vest. During the three months ended September 30, 2000, the Company recognized $14,563 as operating and development expense.

During the current quarter, MediaX entered into an agreement with a vendor. In connection with this agreement, MediaX granted 120,000 options to the vendor that vest immediately at an exercise price of $2.50 per share, exercisable through December 2003. The options were valued at $4,800 using the Black-Scholes model pursuant to FAS 123. MediaX recognized the entire expense during the current quarter as consulting expense.

MediaX granted options to an employee to purchase 20,000 common stock at an exercise price of $.97 (estimated to be the fair market value). The options vest over a three-year period and are exercisable through December 2008.

During the quarter ended March 31, 2000, MediaX granted options to purchase a total of 53,000 restricted common shares at exercise prices of $1.68 and $1.40 per share. The options vest immediately and are exercisable through March 31, 2002. Additionally, MediaX granted options to an employee to purchase 50,000 common stock at an exercise price of $2.81 (estimated to be the fair market value). The options vest over a three-year period and are exercisable through December 2008. A total of $125 of compensation expense will be recorded over the vesting period, of which none was recognized for the nine months ended September 30, 2000.

Total estimated value of options granted to employees and for consulting services totaled $31,014 and $132,316 during the three and nine months ended September 30,2000, respectively.

Note 8:  CONTRACTS

PRIVATE EQUITY LINE OF CREDIT AGREEMENT - On April 28, 2000, MediaX entered into a private equity line of credit agreement with an investor, whereby MediaX from time to time at its discretion, will issue and sell to the investor up to $6,000,000 (aggregate purchase price) of restricted common stock in quantities at Mediax's discretion at that time. The purchase price shall be set at 14% off the market price on the day a put notice is made. MediaX granted the investor registration rights with respect to the shares underlying the agreement (2,500,000 shares) and to have such registration declared effective on or before September 30, 2000 which had been extended indefinitely. In addition, MediaX entered into a stock purchase warrant agreement to purchase 100,000 shares of its common stock at 125% of market price on the closing date, expiring October, 2003. MediaX paid $10,000 offering costs for legal and administrative expenses and issued 5,000 restricted common shares for finders fees related to the agreement. As of September 30, 2000, MediaX has not utilized this opportunity and no shares have been issued.

Note 9:  RELATED PARTY TRANSACTIONS

Stockholder notes and accrued interest receivable represents monies loaned to Ms. Nancy Poertner, MediaX's President and stockholder. The notes, which are due on demand, are uncollateralized and bear interest at 4% per annum. As of September 30, 2000 and December 31, 1999, stockholder notes and accrued interest receivable was $118,830 and $115,830, respectively. Total interest expense recognized for the three and nine month period ended September 30, 2000 was $1,000 and $9,000. As the notes are due from the President and stockholder, MediaX has presented the receivables as an increase of stockholders' deficit at September 30, 2000.

Advances from officer in the amount of $50,000 represent money received from Mr. Rainer Poertner, MediaX's Chairman. Mr. Rainer Poertner and Ms. Nancy Poertner, are husband and wife.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 11, 2000, MediaX filed on Form 8-K, reporting a change of MediaX's accountants. Davis & CO., CPA's P.C was previously the principal accountants for MediaX. On January 4, 2000, Davis & CO., CPA's P.C was disengaged by MediaX as principal accountants and Corbin & Wertz was engaged as principal accountants to audit the accounts of MediaX for the year ending December 31, 1999. The decision to change accountants was approved by MediaX's Board of Directors.

During the fiscal years ended December 31, 1998 and 1997 and through the date of this report, there were no disagreements with Davis & CO., CPA's P.C on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which disagreement, if not resolved to the satisfaction of Davis & CO., CPA's P.C , would have caused them to make reference to the matter of such disagreement in connection with the Form 8-K, dated January 11, 2000. The accountant's report for the fiscal years ended December 31, 1998 and 1997 was modified as to uncertainty that MediaX will continue as a going concern. MediaX has suffered recurring losses from operations, and has net working capital and stockholders' equity deficiencies. These matters raise substantial doubt about MediaX's ability to continue as a going concern.

MediaX had requested that Davis & CO., CPA's P.C furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 1 to the Form 8-K, dated January 11, 2000, incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751, the text of which is set forth below.

Section 78.7502. Discretionary And Mandatory Indemnification Of Officers, Directors, Employees And Agents: General Provisions

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751. Authorization Required For Discretionary Indemnification; Advancement Of Expenses; Limitation On Indemnification And Advancement Of Expenses

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a) By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. MediaX shall bear all such expenses. All amounts set forth below are estimates, other than the SEC registration fee.

                     SEC Registration Fee                     $   180.61
                     Accounting Fees and Expenses             $ 5,000.00
                     Miscellaneous, including legal fees      $20,000.00
                                                              ----------
                     TOTAL                                    $25,180.61
                                                              ==========

RECENT SALES OF UNREGISTERED SECURITIES

Securities Purchase Agreement - On December 6, 2000, MediaX entered into a securities purchase agreement with an investor, whereby it sold to the investor $500,000 of restricted common stock (as defined in Rule 144 promulgated under the Securities Act of 1933) or 1,059,322 shares at $.472 per share. In connection with this transaction, MediaX entered into a stock purchase warrant agreement in which the investor may purchase 1,059,322 shares of its common stock at $.472 per share expiring December 6, 2005. MediaX granted the investor registration rights with respect to the shares purchased and underlying the warrants and to have the registration statement declared effective using its best efforts within sixty days. Exemption from registration under the Securities Act of 1933, as amended ("Act"), is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act.

Common Stock Purchase Agreement - On April 25, 2000, MediaX entered into a securities purchase agreement with an investor, whereby it sold to the investor $500,000 of restricted common stock (as defined in Rule 144 promulgated under the Securities Act of 1933) or 326,584 shares at $1.531 per share. MediaX granted the investor registration rights with respect to the shares purchased and if any, additional shares it is required to reprice, as defined and to have such registration statement declared effective on or before July 24, 2000. The registration statement was declared effective on November 15, 2000 and per the terms of the agreement, MediaX may be obligated to pay liquidated damages in the amount of approximately $36,667. MediaX received $470,000 net of offering costs paid to legal and escrow services and finders fees of $30,000. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act.

Private Equity Line Of Credit Agreement - On April 28, 2000, MediaX entered into a private equity line of credit agreement with an investor, whereby MediaX from time to time at its discretion, will issue and sell to the investor and investor shall purchase, up to $6,000,000 (aggregate purchase price) of restricted common stock. (as defined in Rule 144 promulgated under the Securities Act of 1933). The purchase price shall be set at 14% off the market price on the day a put notice is made. MediaX granted the investor registration rights with respect to the shares under the agreement (at least 2,500,000 shares) and to have such registration declared effective on or before September 30, 2000. In addition, MediaX entered into a stock purchase warrant agreement to purchase 100,000 shares of its common stock at 125% of market price on the closing date, expiring October, 2003. The registration statement was declared effective on November 15, 2000. MediaX has yet to utilize this credit and may be obligated to pay liquidated damages in the amount of approximately $25,000. MediaX paid $10,000 offering costs for legal and administrative expenses and issued 5,000 restricted common shares at $8,125 (based on the market value on the date of issuance) for finders fees. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act.

On May 30, 2000, MediaX issued 10,000 restricted common shares to an outside consultant in exchange for investor relations services provided. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act.

Year ended December 31, 1999

Stock Sales

During January 1999, MediaX issued 30,000 shares of common stock in connection with the exercise of stock warrants for $75,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During January through September 1999, MediaX issued 30,000 shares of common stock valued at $106,875 (based on the market value on the date of grant) and 830,000 shares of restricted common stock valued at $1,689,807 (based on the market value on the date of grant) to consultants for services rendered. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During January through April 1999, MediaX issued 20,000 shares of common stock and 340,000 shares of restricted stock for $20,000 and $421,500, respectively (plus 16,000 shares issued for finders fees). Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During March 1999, MediaX issued 200,000 shares of restricted common stock valued at $393,125 (based on the market value on the date of grant to a third party for prepaid advertising time.) Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

Included in convertible subordinated debentures payable at December 31, 1998 was $1,454,092 of various notes payable. The notes, bearing interest at the prime rate (prime rate at December 31, 1999 was 8.25%) plus 2% to 4%, were due on various dates through September 1999. In 1999, MediaX offered the note holders an inducement to convert the notes with a current balance of $1,566,192 (including accrued interest in 1999 of $112,100) into common stock at $1.69 per share (estimated fair market value on the date of conversion was approximately $2.71 per share) or 921,925 shares. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

In 1999, MediaX entered into a securities purchase agreement with an investor, whereby MediaX sold to the investor a $2,200,000 principal amount convertible note for $2,024,000 (net of finders fee of $176,000). The note bears interest at 5% and is due on August 24, 2002. The holder of the note has the option to require interest payments in cash or stock. The note is convertible at beneficial rates which vary based on recent stock prices and date of conversion, as defined. In addition, MediaX gave the investor a warrant to purchase 220,000 shares of its common stock at $3.40 per share expiring in August 23, 2004. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Year Ended December 31, 1998

Stock Sales

During April to December 1998, MediaX sold 468,313 shares to an accredited unrelated investor for proceeds of $500,000. In addition, the investor exercised 200,000 warrants during December of 1998, resulting in the issuance of 200,000 shares for proceeds of $20,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Another accredited unrelated investor purchased 104,000 shares during February 1998 for proceeds of $200,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

During December 1998, MediaX issued 190,000 shares of common stock valued at $185,625 (based on the market value on the date of grant) to consultants for services rendered. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

On March 1, 1998, MediaX replaced certain outstanding debentures with a new convertible debenture for $850,000 which pays interest at the same rate as the replaced debentures and is due on September 1, 1999. The principal sum of the new debenture and any accrued interest may be converted into common shares at any time prior to the due date at $1.75 per share. Accrued interest at December 31, 1998 was $73,754. On March 1, 1999 the investor converted $350,000 of principal into 200,000 shares of common stock. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Year Ended December 31, 1997

Stock sales

On April 20, 1997, MediaX engaged a consultant to provide financial public relations services for MediaX for a term of twelve months. As part of the compensation for such services, MediaX issued to the consultant 7500 shares of MediaX's common stock. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On August 22, 1997, MediaX sold 20,000 shares of common stock to an accredited investor for $148,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On August 29, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 2, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 7, 1997, MediaX sold 10,000 shares of common stock to an accredited investor for $104,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 9, 1997, MediaX sold 10,000 shares of common stock to an accredited investor for $104,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 10, 1997, MediaX sold 5,000 shares of common stock to an accredited investor for $52,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On September 25, 1997, MediaX sold 19,231 shares of common stock to an accredited investor for $200,000. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On November 4, 1997, MediaX issued 40,000 shares of common stock to an unrelated third party in exchange for $600,000 of prepaid advertising. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

Convertible Securities

On March 25, 1997, MediaX sold to an accredited investor for $450,000, a convertible debenture which pays interest at 2% per annum over the prime rate of the Bank of America, calculated monthly on the principal portion of $350,000 from February 11, 1997 and on the principal portion of $100,000 from March 25, 1997. The debenture is due on February 28, 1998, but the principal sum and any accrued interest may be converted into shares of common stock at any time before the due date at a price of $1.00 per share. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

On August 1, 1997, MediaX sold a convertible debenture to an accredited investor for $320,000, which pays interest on the principal of $320,000 at 2% per annum over the prime rate of the Bank of America, calculated monthly from August 1, 1997. The debenture is due on July 31, 1998, but the principal sum and any accrued interest may be converted into shares of common stock at any time before the due date at a price of $7.00 per share. Exemption from registration under the Act is claimed for the sale of all the securities set forth above in reliance upon the exemption afforded by Section 4(2) of the Act.

EXHIBITS


     NO.                       DESCRIPTION
    ------                     -----------
     3.1                Certificate of Incorporation               Incorporated by reference to Exhibit
                                                                   3.1 to MediaX's Registration Statement
                                                                   on Form S-18 (No. 33-28258)

     3.1(a)             Articles of Amendment to the               Incorporated by reference to Exhibit
                        Articles of Incorporation                  3.1(a) to MediaX's Registration
                        dated February 23, 1996, for the           Statement on Form 10-KSB for the year
                        name change to Zeitgeist Werks, Inc.       ended December 31, 1995

     3.1(b)             Articles of Amendment to the               Incorporated by reference to Exhibit
                        Articles of Incorporation                  3.1(b) to MediaX's Registration
                        dated August 15, 1996, for the             Statement on Form 10-KSB for the year
                        name change to MediaX Corporation          ended December 31, 1996

     3.1(c)             Certificate of Amendment Reverse           Incorporated by reference to Exhibit
                        Split                                      3.1(c) to MediaX's Schedule 14C

     3.1(d)             Certificate of Amendment to                Incorporated by reference to Exhibit
                        Articles of Incorporation of               3.1(d) to MediaX's Registration
                        MediaX                                     Statement on Form S-3

     3.1(e)             Certificate of Designation of Rights and   Previously filed
                        Preferences of the Series A Convertible
                        Preferred Stock of MediaX Corporation

     3.2                Bylaws                                     Incorporated by reference to Exhibit
                                                                   3.2 to MediaX's Registration Statement
                                                                   on Form S-18 (No. 33-28258)

     4.1                Form of Series A Convertible Preferred     Previously filed

                        Stock Certificate

     5.1                Opinion re legality of Richard O. Weed     Filed electronically herewith

     10.1               Securities Purchase Agreement with CTI     Previously filed
                        II Limited.

     10.2               Registration Rights Agreement              Previously filed
                        Between MediaX Corp. and
                        CTI II Limited.

     10.3               Stock Purchase Warrant                     Previously filed

     10.4               Form of Opinion of MediaX Corp.'s          Previously filed
                        Independent Counsel

     16.1               Letter on Change in Certifying             Incorporated by reference to
                        Accountant                                 Exhibit 16.1 to MediaX's
                                                                   Form 8-K filed January 11, 2000

     23.1               Consent of Richard O. Weed                 Filed electronically herewith

     23.2               Consent of Corbin & Wertz                  Filed electronically herewith

     23.3               Consent of Davis & Co., CPA's P.C.         Filed electronically herewith


UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by MediaX pursuant to Section 13 or Section 5(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this registrations statement to be signed on its behalf by the undersigned, thereon duly authorized in the City of Los Angeles, California on February 6, 2001.


                                        MediaX Corporation, a Nevada corporation

                                        By: /s/ Nancy Poertner
                                        Nancy Poertner, Director and President


Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 6, 2001.



         SIGNATURE                                TITLE                                  DATE
         ---------                                -----                                  ----
    /s/Nancy Poertner            President, Secretary, and Director                 February 6, 2001
---------------------------
     Nancy Poertner


   /s/Rainer Poertner            Director                                           February 6, 2001
---------------------------
    Rainer Poertner


   /s/Matthew MacLaurin          Executive V.P. and Director                        February 6, 2001
---------------------------
    Matthew MacLaurin


    /s/Jackie Cabellon           Controller (Principal Accounting Officer)          February 6, 2001
---------------------------
     Jackie Cabellon

                                 EXHIBIT INDEX


       NO.                               DESCRIPTION
      -----                               -----------
      3.1(e)                  Certificate of Designation of Rights and   Previously filed
                              Preferences of the Series A Convertible
                              Preferred Stock of MediaX Corporation

      4.1                     Form of Series A Convertible Preferred     Previously filed
                              Stock Certificate

      5.1                     Opinion re legality of Richard O. Weed     Filed electronically herewith

      10.1                    Securities Purchase Agreement with CTI     Previously filed
                              II Limited.

      10.2                    Registration Rights Agreement              Previously filed
                              Between MediaX Corp. and
                              CTI II Limited.

      10.3                    Stock Purchase Warrant                     Previously filed

      10.4                    Form of Opinion of MediaX Corp.'s          Previously filed
                              Independent Counsel

      23.1                    Consent of Richard O. Weed                 Filed electronically herewith

      23.2                    Consent of Corbin & Wertz                  Filed electronically herewith

      23.3                    Consent of Davis & Co., CPA's P.C.         Filed electronically herewith